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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
The Titan Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2005

Dear Stockholder:

        This letter accompanies the Proxy Statement for our Annual Meeting to be held at 9:00 a.m. on Tuesday, June 7, 2005, at our principal offices located at 3033 Science Park Road, San Diego, California 92121. We hope that it will be possible for you to attend in person.

        At the meeting, the stockholders will be asked to elect ten directors to our Board of Directors and to ratify the selection of KPMG LLP as our auditors for the fiscal year ending December 31, 2005.

        We will also present a report on our operations and activities. Following the meeting, management will be pleased to answer your questions about Titan.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARDS OR DELIVER YOUR PROXY INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire.

                      Sincerely,

                      Gene W. Ray
                       Chairman of the Board, President
                      and Chief Executive Officer

3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121
(858) 552-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2005

        To the Stockholders of The Titan Corporation:

        The Annual Meeting of Stockholders of The Titan Corporation will be held at Titan's principal offices located at 3033 Science Park Road, San Diego, California 92121, on Tuesday, June 7, 2005, at 9:00 a.m. PDT, for the following purposes:

          1.     To elect ten directors for a one-year term;

          2.     To ratify the selection of KPMG LLP as our auditors for the fiscal year ending December 31, 2005; and

          3.     To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on April 15, 2005 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Nicholas J. Costanza Senior Vice President, General Counsel and Secretary

        This proxy statement is being mailed to the holders of Titan's common stock, par value $.01 per share. Each holder of common stock is entitled to one vote per share.

        This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 29, 2005.

To assure your vote is counted, we urge you to please vote using one of the following methods:

  •
  Mark, sign, date and promptly return the proxy card in the enclosed postage-paid envelope prior to the meeting date;

  •
  Using a touch-tone telephone, call the toll-free number located on your Proxy Voting Instruction Form. Using your 12-digit control number located in the box on the right side of your Proxy Voting Instruction Form, cast your ballot; or

  •
  Using the Internet, vote at www.proxyvote.com by entering the 12-digit control number located in the box on the right side of your Proxy Voting Instruction Form to cast your ballot.

        If you attend the meeting, you may vote in person even though you have sent in your proxy card or voted via the Internet or the toll-free number.

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF THE STOCKHOLDERS

JUNE 7, 2005

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        All references to us, we, our, the Company and Titan refer to The Titan Corporation and its subsidiaries.

        Q:    Why am I receiving this Proxy Statement and Proxy Card?

        A:    You are receiving this proxy statement and the enclosed proxy card from us because you own shares of Titan's common stock. This proxy statement describes issues on which we would like holders of the common stock to vote and provides you with information on these issues so that you can make an informed decision.

        When a stockholder signs the proxy card, Gene W. Ray and Mark W. Sopp are appointed as your representatives to vote your shares of common stock at the meeting. At the meeting, Gene W. Ray and Mark W. Sopp will vote your shares as you instruct on your proxy card. Even if you plan to attend the meeting, we recommend that you complete, sign and return your proxy card in advance of the meeting just in case your plans change. You are welcome to attend the meeting even if you have voted by proxy.

        If an issue properly comes up for vote at the meeting that is not on the proxy card, Gene W. Ray and Mark W. Sopp will vote your shares of common stock covered by your proxy card in accordance with their best judgment.

        Q:    Who is entitled to vote?

        A:    Only holders of our common stock who owned their shares at the close of business on April 15, 2005 are entitled to vote at the meeting. On April 15, 2005, there were 85,264,685 shares of common stock issued and outstanding and entitled to vote.

        Q:    How do the stockholders vote their shares?

        A:    You may vote by mail by signing the enclosed proxy card and mailing it in the enclosed, prepaid and addressed envelope. You can also give your proxy via the Internet or by telephone by following the voting procedures in the enclosed instructions. Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EDT, on June 6, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person if you decide to attend the meeting.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs associated with electronic access, including charges from your Internet access provider and/or telephone company.

        Also, you may vote your shares in person at the meeting. We will pass out written ballots to anyone who wants, and is entitled, to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

        WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR TITAN SHARES.

        Q:    What if I change my mind after I return my proxy card or vote via the Internet or by telephone?

        A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing another proxy card with new instructions with a later date or time, by delivering later proxy instructions via regular mail, the Internet or by telephone or by voting in person at the meeting. If you mail your revocation, you should mail it to our Corporate Secretary.

        Any written notice of revocation or subsequent proxy should be delivered to our Corporate Secretary at 3033 Science Park Road,

San Diego, CA, 92121, before the taking of the vote at the meeting.

        Q:    Will my shares be voted if I do not return my proxy card or vote via the Internet or by telephone?

        A:    If you hold your shares in street name, generally the brokerage firm may only vote the shares which it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the brokerage firm may vote your shares on matters which the New York Stock Exchange determines to be routine. All matters to be considered at this meeting are routine according to the New York Stock Exchange rules. For your general information, if the brokerage firm cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the meeting.

        We encourage you to provide instructions to brokerage firms by voting their proxy. This ensures the shares will be voted as you wish at the meeting.

        YOU MAY HAVE GRANTED TO YOUR BROKER DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT. YOUR BROKER MAY BE ABLE TO VOTE YOUR SHARES DEPENDING ON THE TERMS OF THE AGREEMENT YOU HAVE WITH YOUR BROKER.

        Q:    How do I vote my Titan 401(k), ESOP, ESPP or ESGPP shares, my AverStar, Inc. Profit Sharing & Savings Plan shares, my Jaycor, Inc. ESOP shares or my BTG, Inc. Employee Stock Purchase Plan shares?

        A:    If you are a participant in any such plan, you will receive separate Voting Instruction Cards for the shares of common stock allocated to you under the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan. By completing the appropriate Voting Instruction Card, you provide voting instructions to the respective Trustee of these Plans for shares of common stock you hold through the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan.

        If the Trustee does not receive voting instructions from you, the Trustee may vote the shares of common stock under the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan in the same proportion as the shares voted by all other respective Plan participants. If the Trustee receives a signed but not voted Voting Instruction Card, the Trustee will vote the shares of common stock according to the Board's recommendations.

        Q:    How many votes are needed to hold the meeting?

        A:    A majority of the voting power of Titan's outstanding shares of common stock entitled to vote at the meeting as of the record date must be present at the meeting in person or represented by proxy in order to hold the meeting and conduct business.

        Q:    How many votes do I have?

        A:    Each holder of our common stock is entitled to one vote per share held.

        Q:    How are votes counted?

        A:    You may vote "for," "against" or "withheld" for each of the nominees to Titan's Board of Directors. You may vote "for," "against" or "abstain" on the ratification of the selection of auditors. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR each nominated director and FOR the ratification of the selection of KPMG LLP as auditors.

        Voting results are tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

        Q:    How many votes are needed to approve each proposal?

        A:    For the election of directors, the ten nominees receiving the most "for" votes (among votes properly cast in person or by proxy) will be elected. Only votes "for" or "withheld" will affect the outcome. To be approved, Proposal No. 2, ratifying KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2005 must receive a "for" vote from the majority of shares present and entitled to vote either in person or by proxy.

        If you "abstain" from voting, it will have the same effect as an "against" vote. Broker non-votes will have no effect.

        Q:    What happens if a nominee for the Board of Directors cannot stand for election?

        A:    The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

        Q:    Where do I find the voting results of the meeting?

        A:    We will announce preliminary voting results at the meeting. We will publish the final results in our first quarterly report on Form 10-Q following the meeting, filed with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations Department at (858) 552-9400 or at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, or through the Securities and Exchange Commission's website at www.sec.gov.

        Q:    Who is soliciting my proxy?

        A:    This solicitation is made on behalf of Titan's Board of Directors. We have not been informed by any director that he or she intends to oppose any proposal contained in this proxy statement. Solicitation will be made initially by this proxy statement. In addition, we may solicit your proxy through the assistance of our officers, directors or employees, without any additional compensation, personally or by telephone or telecopy or other appropriate means.

        Q:    Who pays the cost of the solicitation of proxies?

        A:    We will pay the costs of this proxy solicitation other than any expenses you incur to access the Internet or to use a touch-tone telephone to vote your shares. We have engaged Georgeson Shareholder to assist us in the solicitation of proxies. We have agreed to pay Georgeson a fee of $8,000 plus expenses for these services. We will request banks, brokerage houses and other custodians, nominees or fiduciaries holding common stock in their name to send proxy materials to, and obtain proxies from, their principals. We will reimburse them for reasonable expenses.

        Q:    What are the deadlines for stockholder proposals and director nominations for next year's annual meeting of stockholders?

        A:    We anticipate that our 2006 annual meeting will be held in May 2006. The deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and form of proxy for our 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2005. Notice must be sent in writing to the Assistant Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121.

        Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for our 2006 annual meeting of stockholders must do so by no later than April 8, 2006 and no earlier than March 9, 2006. Notice must be sent in writing to the Assistant Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121.

OWNERSHIP OF THE COMMON STOCK OF THE TITAN CORPORATION

  OWNERSHIP OF MORE THAN 5%

        The following table presents information regarding beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock as of April 15, 2005. On that date, there were 85,264,685 shares of our common stock outstanding. Information with respect to beneficial owners of more than 5% of the common stock is based upon the most recent Schedule 13D or Schedule 13G these owners have filed with the SEC.

Identity of Owner or Group	Shares Owned	Percentage of Class
Bank of America Corporation*	4,760,284	5.58%

*
The address of Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

  OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows the amount of our common stock beneficially owned by (unless otherwise indicated) our directors, the executive officers named in the Executive Compensation Summary Table below and the directors and executive officers as a group. All information is presented as of April 15, 2005.

Identity of Owner or Group(1)	Shares Owned	Shares Acquirable Within 60 Days(2)	Percent of Class(3)
Michael B. Alexander(5)	135,560	207,526	*
Edward H. Bersoff, Ph.D.(5).	678,585	11,856	*
Joseph F. Caligiuri(5)	45,739	31,055	*
Peter A. Cohen(5)	193,562	11,856	*
Lawrence J. Delaney(6)	569	59,999	*
Daniel J. Fink(5)	31,172	57,459	*
Susan Golding	4,511	19,130	*
Robert M. Hanisee(5)	72,165	39,462	*
Robert E. La Blanc	41,195	27,289	*
Deanna H. Lund(6)(7)	6,579	0	*
Earl A. Pontius(6)	32,102	181,077	*
Gene W. Ray, Ph.D.(5)(6)	585,222	1,326,046	2.21%
James Roth	18,944	32,736	*
Mark W. Sopp(6)	5,027	225,351	*
Paul W. Sullivan(6)	15,291	99,790	*
Joseph R. Wright, Jr.(8)	15,905	28,941	*
All directors and executive officers as a group (30 persons)	1,986,546	3,803,734	6.50%

*
Less than 1%

(1)
The address of all owners is: c/o The Titan Corporation, 3033 Science Park Road, San Diego, CA, 92121.

(2)
The information regarding beneficial ownership of our common stock has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. We have no information as to whether any shares shown in this table are subject to such community property laws.

(3)
Reflects the number of shares that could be purchased by exercise of options available at April 15, 2005 or within 60 days thereafter under our stock option plans.

(4)
Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned or acquired by that person within 60 days by the sum of the number of shares outstanding as of such date and the number of shares as to which that person has the right to acquire voting or investment power with respect to their shares at April 15, 2005 or within 60 days thereafter.

(5)
The number of shares includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some directors and executive officers disclaim beneficial ownership of some of the shares included in the table as indicated below:

•
Mr. Alexander—87,384 shares held by Bronto, Inc. of which Mr. Alexander is President and 4,000 shares held in trust for the benefit of Mr. Alexander and his family;

•
Dr. Bersoff—49,842 shares held by his wife and 1,252 shares held jointly with his brother;

•
Mr. Caligiuri—45,739 shares held in trust for the benefit of Mr. Caligiuri and his sons;

•
Mr. Cohen—175,000 shares held by Ramius Capital Group, LLC, ("Ramius"), Mr. Cohen is one of three managing members of C4S & Co, LLC which is the sole managing member of Ramius;

•
Mr. Fink—500 shares held by his wife and 30,672 shares held in trust for the benefit of Mr. Fink and his wife;

•
Mr. Hanisee—5,000 shares held by his wife;

•
Dr. Ray—493,895 shares held by The Ray Trust for the benefit of Dr. Ray and his wife.

(6)
For executive officers, the numbers include interest in shares held by the trustees of our Consolidated Retirement Plan, Employee Stock Ownership Plan and Employee Stock Purchase Plan, as of December 31, 2004, including: Mr. Delaney—569 shares; Ms. Lund—6,079 shares; Mr. Pontius—7,532 shares; Dr. Ray—91,327 shares; Mr. Sopp—2,627 shares; Mr. Sullivan—12,063; and all executive officers as a group—154,790 shares.

(7)
Effective April 16, 2004, Ms. Lund resigned as an officer of Titan. She had served as Vice President and Corporate Controller since 1997.

(8)
Effective January 27, 2005, Mr. Wright resigned as a director of Titan. He had served as a director since 2000.

PROPOSAL 1
ELECTION OF DIRECTORS

        Ten Directors are to be elected at the meeting, each to serve for a term of one year and until his or her successor shall be duly elected or until the earlier of his or her death, resignation or removal. The representatives appointed to vote the proxies intend to vote the proxy cards for the nominees whose names are listed below unless the proxy cards instruct these representatives to vote differently. All of the nominees are presently Directors, with the exception of Mr. Principi. The stockholders elected all of the current nine Directors at our last annual meeting. We have no reason to believe that the nominees for election will not be available to serve their full terms. However, the representatives appointed to vote the proxies will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

        It is the Company's policy to invite its Directors to its annual meeting of stockholders. All of our directors attended the 2004 Annual Meeting of Stockholders, either in person or through our webcast facilities.

  VOTE REQUIRED

        The ten nominees receiving the highest number of "FOR" votes will be elected as Directors. This number is called a plurality and may be less than a majority of votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

        The nominees standing for election, and his or her biographical information, are as follows:

MICHAEL B. ALEXANDER DIRECTOR SINCE 2000

Mr. Alexander, 54, is a founding partner and the Managing Partner of Echo Bridge Entertainment, LLC, an independent film distribution company formed in 2003 that acquires existing motion pictures for distribution in theatrical, home video, television, and satellite markets throughout the world. He was formerly the Chairman and Chief Executive Officer of AverStar, Inc., an information technology company and its predecessor, Intermetrics, Inc., from 1995 until it was acquired by us in June 2000. Mr. Alexander also serves on the board of Echo Bridge Entertainment, LLC and served on the Board of Trustees of Bloomfield College for 12 years and retired from such service in June 2004.

EDWARD H. BERSOFF, PH.D.            DIRECTOR SINCE 2002

Dr. Bersoff, 62, is the founder of Greenwich Associates, LLC, a consulting firm, which was formed in 2003 to serve the business needs of companies experiencing rapid growth or companies desiring to grow more rapidly. From November 2002 to June 2003, he was the managing director of Quarterdeck Investment Partners, LLC, an investment banking firm dedicated to the aerospace, defense, information technology, government services and space marketplaces. In August 2000, he was among the founders of Re-route Corporation, an e-mail forwarding service company that catered to consumer and commercial clients where he served as Chairman and Chief Executive Officer until October 2002. Dr. Bersoff served as Chairman, Chief Executive Officer, President and founder of BTG, Inc., a systems and solutions development service company, from February 1982 until it was acquired by us in November 2001. He is also director of EFJ, Inc., The Potomac Bank of Virginia and Fargo Electronics, Inc.

JOSEPH F. CALIGIURI            DIRECTOR SINCE 1984

Mr. Caligiuri, 77, is retired from Litton Industries, Inc., a diversified manufacturing and services company, where he held a number of executive management positions from 1969 to 1993, including Executive Vice President from September 1981 to April 1993.

PETER A. COHEN            DIRECTOR SINCE 2002

Mr. Cohen, 58, is a founding and managing partner of Ramius Capital Group, LLC, a private investment management and merchant banking firm formed in 1994. Prior thereto, he formed Republic New York Securities, an investment management firm in 1991 and was employed by Shearson Lehman Brothers, an investment banking firm, from 1978 to 1991. At Shearson, Mr. Cohen held a number of executive positions, including President and Chief Operating Officer from 1981 through 1990, and Chairman and Chief Executive Officer from 1983 to 1990. He was also a director of Kroll, Inc. through June 2004 and is a director of Portfolio Recovery Associates, The Mount Sinai-NYU Medical Center & Health System, and Scientific Games Corporation. Mr. Cohen was elected as Lead Director of Titan's Board in July 2004.

SUSAN GOLDING            DIRECTOR SINCE 2001

Ms. Golding, 59, is the founder, President and CEO of The Golding Group, a management consulting firm, established in February 2001. Prior thereto, she was elected to two consecutive terms as Mayor of San Diego from 1992 to 2000. Prior to serving as Mayor, she chaired the San Diego County Board of Supervisors, served as Deputy Secretary of Business, Transportation and Housing for the State of California and was a member of the San Diego City Council. She is also a director of Avanir Pharmaceuticals.

ROBERT M. HANISEE            DIRECTOR SINCE 1998

Mr. Hanisee, 66, is semi-retired from TCW Group, an investment services company, where he was Chief Investment Officer in the Private Client Services Group. He managed the TCW Convertible Securities Group from 1992 to 1998, and had been Portfolio Manager for the Global Telecom Trust, a telecom sector investment fund marketed through Dean Witter, from September 1996 to October 1998. Mr. Hanisee was a founding partner of Amdec Securities, an investment management firm, and later was President of Seidler Amdec Securities, also an investment management firm. Mr. Hanisee is also a director of EDO Corporation and Orbital Sciences Corporation.

ROBERT E. LA BLANC            DIRECTOR SINCE 1996

Mr. La Blanc, 71, is the President and founder of Robert E. La Blanc Associates, a financial and technical consulting firm formed in 1981. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., a nationwide telecommunications service provider. Prior thereto, he was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. Mr. La Blanc is also a director of Computer Associates International, Inc., Fibernet Telecom Group, Inc., Charter Semiconductor Manufacturing, Ltd. and Prudential Mutual Funds.

ANTHONY J. PRINCIPI

Mr. Principi, 61, was Secretary of the U.S. Department of Veterans Affairs, where he directed the federal government's second largest department and led an organization of 230,000 employees from 2001 to 2005. Prior to his nomination, Mr. Principi was president of QTC Medical Services, Inc., a group of professional service companies providing independent medical examinations and administration from July 1999 to January 2001. During the past decade, he was senior vice president at Lockheed Martin IMS, and a partner in the San Diego law firm of Luce, Forward, Hamilton and Scripps LLP.

GENE W. RAY, PH.D.            DIRECTOR SINCE 1981

Dr. Ray, 67, was a co-founder of Titan Systems, Inc., the parent of which merged into The Titan Corporation in 1985. He served as a Director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger in 1985. He has been our Chairman of the Board of Directors since May 1999 and our Chief Executive Officer since the merger. Dr. Ray also served as our President until May 2002 and was re-elected as our President in February 2003.

JAMES ROTH            DIRECTOR SINCE 1998

Mr. Roth, 68, is retired from GRC International, Inc., a provider of advanced engineering and scientific technologies, where he held key executive management positions from July 1974 to June 1996, retiring as President and Chief Executive Officer and serving on the board of directors from January 1992 to November 1998. Mr. Roth is also a director of Digimarc Corporation and EDO Corporation.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION

CORPORATE GOVERNANCE GUIDELINES

        The New York Stock Exchange rules require listed companies to adopt governance guidelines covering certain matters, including director qualifications and responsibilities, director independence, access to management personnel, director compensation and annual performance evaluations of the Board and directors. We adopted our Corporate Governance Code and Principles in 2002. In July 2004 and December 2004 we amended our Corporate Governance Code and Principles and charters for each committee of the Board to meet the current New York Stock Exchange requirements. The Corporate Governance Code and Principles and new committee charters are posted on our website at www.titan.com.

        In July 2004, the Board selected Mr. Cohen to serve as the Lead Director of the Board. The Lead Director's duties include, to the extent appropriate, coordinating the agenda for Board meetings and leading executive sessions of the Board's independent directors, assisting the Company's CEO with communications with stockholders, and facilitating communications between the other members of the Board.

INDEPENDENCE DETERMINATION

        No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with Titan, directly or as an officer, stockholder or partner of an organization that has a relationship with Titan. The Board consults with the Company's legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the New York Stock Exchange, as in effect from time to time.

        In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that any director may have with Titan. As a result of its annual review, the Board has determined that all Directors, with the exception of Dr. Ray, are independent for New York Stock Exchange purposes. Dr. Ray is not independent because he is the Chief Executive Officer and President of Titan.

        All members of the Company's Audit Committee are independent for New York Stock Exchange purposes, and the Board has determined that Robert M. Hanisee qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Hanisee's level of knowledge and experience based on a number of factors, including 35 years of experience analyzing the performance, including income statements, balance sheets and cash flow statements, of public and private companies.

        The Company's independent Directors meet in regularly scheduled executive sessions at which only independent Directors are present. The Lead Director will preside over the executive sessions. Persons interested in communicating with the independent Directors with concerns or issues may address correspondence to a particular Director, or to the independent Directors generally, in care of The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121. If no particular Director is named, letters will be forwarded, depending on the subject matter, to the Lead Director.

MEETINGS

        During 2004, the Board held 5 regular meetings and 27 special meetings. Each nominee for election attended, in the aggregate, at least 75% of the Board or Committee meetings he or she was expected to attend during the year.

  COMMITTEES

Name of Committee and Members

Audit
Robert M. Hanisee, Chairman
Peter A. Cohen
Daniel J. Fink
Susan Golding(1)
Edward H. Bersoff, Ph.D.(1)

Compensation
James Roth, Chairman
Michael B. Alexander(2)
Joseph F. Caligiuri
Susan Golding(2)
Robert E. La Blanc(2)

Corporate Governance
Edward H. Bersoff, Ph.D, Chairman(3)
Michael B. Alexander
Susan Golding
Robert E. La Blanc(3)
James Roth
Joseph R. Wright(3)

Functions of the Committee

•
Review annual financial statements

•
Review and monitor the integrity of financial reporting processes and internal control systems

•
Review audit and management reports

•
Review performance of independent auditors and approval of audit fees

•
Consider nature and scope of non-audit services provided by independent auditor and approve any associated audit fees

•
Provide Board leadership by evaluating and making recommendations to the entire Board on the following senior management matters:

•
the hiring and retention of senior executives

•
salary and cash incentive compensation policies for senior executives

•
long term incentive programs, including stock options grants

•
senior management development, and succession planning

•
Review and nominate slate of Directors for Board approval and subsequent stockholder approval in connection with Annual Meeting of Stockholders

•
Responsible for all Corporate Governance matters

•
Make recommendations to the Board regarding the size and composition of the Board; recommend candidates to the Board, including those recommended by stockholders

Meetings in 2004

14

5

8

(1)
Ms. Golding resigned from the Audit Committee in September 2004 and Dr. Bersoff joined the Audit Committee in December 2004 upon satisfaction of director independence standards.

(2)
Mr. Alexander and Ms. Golding joined the Compensation Committee in October 2004 and Mr. La Blanc resigned from the Compensation Committee in October 2004.

(3)
Mr. Wright resigned from the Corporate Governance Committee in January 2005; Mr. La Blanc joined the Corporate Governance Committee in October 2004; Dr. Bersoff resigned from the Corporate Governance Committee in July 2004, then rejoined the Committee in December 2004 upon satisfaction of director independence standards.

        The Corporate Governance Committee is willing to consider qualified nominees for the Board proposed by our stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee's qualifications and other relevant biographical information and provide written confirmation from the proposed nominee of consent to be named as a nominee and to serve as a director. Such stockholder proposal should be submitted by the deadlines set forth in this proxy statement. The charter for the Corporate Governance Committee is available for review on our website at www.titan.com. To date, the Corporate Governance Committee has not rejected any director nominee received from a stockholder holding more than 5% of our voting stock. Each member of the Corporate Governance Committee has been determined by our Board of Directors to be independent under the standards adopted by the New York Stock Exchange that are applicable to all Directors.

        The Corporate Governance Committee reviews with the Board the skills and characteristics required of Directors in the context of current Board membership and develops and maintains a pool of qualified Director candidates. It solicits the names of candidates from various sources, including Board members and search firms, if deemed appropriate, and considers candidates submitted by stockholders.

        The Corporate Governance Committee reviews biographical data and other relevant information regarding potential Board candidates, may request additional information from the candidates or any other source and, if the Corporate Governance Committee deems it appropriate, interview candidates, references of candidates and others who may assist in candidate evaluation. It evaluates all candidates in the same manner, whether identified by stockholders or other sources.

        In considering potential candidates, the Corporate Governance Committee evaluates each candidate's integrity, independence, judgment, knowledge, experience, diversity and other relevant factors to develop an informed opinion of the candidate's qualifications and his or her ability and commitment to meet the Board's expectations for Directors. In the case of incumbent Directors, the Corporate Governance Committee reviews Director's overall service to the Company during his or her terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair a Director's independence.

        The Corporate Governance Committee's deliberations reflect the Board's requirement that substantially all director nominees (other than current or former officers) must be independent and all directors must be, or within a reasonable time after appointment or election must become, financially literate. They also reflect the Board's view regarding the appropriate number of directors and the composition of the Board, including its belief that the membership of the Board should reflect a diversity of experience.

        All nominees for election to the Board, with the exception of Mr. Principi, were previously elected by our stockholders. Mr. Principi was approved for nomination by the Corporate Governance Committee. We did not pay fees to a third party to identify and/or evaluate potential nominees for this board position.

        Additionally, we also have three Ad-Hoc committees: an Ad-Hoc Government Investigation Committee; an Ad-Hoc President/COO Search Committee; and an Ad-Hoc FCPA Investigation Committee. The Ad-Hoc Government Investigation Committee is comprised of Mr. Alexander, Chairman, and Messrs. Caligiuri and Roth. That committee's duties are to oversee all matters relating to the grand jury subpoena served on Titan which was previously disclosed in our quarterly report on Form 10-Q for the quarter ended September 30, 2002 and further discussed in our Annual Report on Form 10-K for the year ended December 31, 2002. The Ad-Hoc President/COO Search Committee is comprised of Mr. Bersoff, Chairman, and Messrs. Caligiuri, Fink and Roth. That committee's duties are to lead a search for and to recruit qualified candidates for Board consideration for the position of President and Chief Operating Officer. The Ad-Hoc FCPA Investigation Committee is comprised of Mr. Hanisee, Chairman, and Messrs. Cohen and Roth. That committee's duties are to oversee the investigation of Titan with respect to alleged violations of the Foreign Corrupt Practices Act.

DIRECTOR COMPENSATION

        Directors who are not employees of Titan or an affiliate receive the annual retainer and committee fees that are indicated below:

Annual Retainer (paid quarterly, in advance)	$43,000
Committee Chair (paid quarterly, in advance)	$1,500
Quarterly Common Stock Payment—Audit Committee members*	$7,000
Quarterly Common Stock Payment—Other Committee members*	$5,000
Annual Stock Option Grant	5,000 shares
Board meeting fees for meetings in excess of two per quarter	$500 by phone/$1,000 in person
Ad-Hoc Committee fees for each meeting per quarter	$500 by phone/$1,000 in person

*
Directors who currently own more than, or who subsequently acquire, 200,000 shares of our common stock may elect to receive this additional compensation in cash.

        All fees, other than meeting fees, are paid quarterly, in advance, and Directors may elect to receive all or a portion of their fees in shares of our common stock. If elected, the common stock they receive is valued based on the average of the high and low sale prices of our common stock on the first day of the quarter. Pursuant to our terminated merger agreement with Lockheed Martin Corporation, we suspended the right to receive payment in stock in July 2003. As a result of the termination of the agreement with Lockheed Martin Corporation, we have resumed payment of Board fees in stock to Directors who so elect. The fee for service on the Ad-Hoc FCPA Committee was (i) $50,000 for the first two quarters of 2004 and (ii) $500 per meeting for the last two quarters of 2004, and was payable in cash or common stock of Titan. Mr. Hanisee elected to receive one-half of such fee in shares of common stock having a value of $25,000 based upon the average of the high and low sales prices of our common stock on July 7, 2004.

        The Board believes that it is appropriate to provide an additional fee to the Lead Director for his additional responsibilities as Lead Director. Mr. Cohen, as Lead Director, receives compensation for his additional responsibilities and services valued at $100,000, payable in common stock of Titan as follows: (i) $50,000 in a restricted stock award and (ii) $12,500 paid quarterly, in advance.

        Directors serving on the Audit Committee and other committees (other than Ad-Hoc committees) receive unrestricted shares of our common stock, as additional compensation for those additional duties, on a quarterly basis. That additional compensation is equivalent to the number of shares of our common stock having a value of $7,000 for each Audit Committee member and the number of shares of our common stock having a value of $5,000 for each member of all other committees, provided Directors may only receive one such payment each quarter notwithstanding their service on more than one committee. The number of shares of our common stock issued to each Director is based upon the average of the high and low sale prices of our common stock on the first day of the quarter in which the stock is being issued.

        All meeting fees for meeting attendance are paid quarterly in arrears on the first business day of the next quarter for meetings held in the preceding quarter. Directors may elect to receive all or a portion of the annual retainer, committee chairperson fees and any meeting fees in awards of unrestricted common stock of Titan under Titan's 2000 and 2002 Employee and Director Stock Option and Incentive Plan. For meeting fees, the number of shares subject to each stock award is determined by dividing the total fees payable for which a stock election has been made by a price per share equal to the average of the daily average of the high and low price as quoted on the New York Stock Exchange of Titan common stock on each trading day during the fiscal quarter for which the fees are payable. For annual retainer, committee and committee chairperson fees, the number of shares subject to each stock award is determined by dividing the total fees payable for which a stock election has been made by a price per share equal to the average of the high and low price as quoted on the New York Stock Exchange of Titan common stock on the first trading day during the fiscal quarter for which the fees are payable.

        In addition, upon election to the Board, each Director receives a stock option grant to purchase 5,000 shares of our common stock. Directors also receive an annual stock option grant of 5,000 shares each February. The annual stock option grants were suspended in connection with the merger agreement with Lockheed Martin Corporation. As a result of the termination of such merger agreement, the members of the Board agreed to waive their right to receive an annual stock option grant for 2004. All options are granted under the 2000 or 2002 Employee and Director Stock Option and Incentive Plan(s) at the average of the high and low sale prices of our common stock on the date of the grant. Options granted to Directors vest over 4 years and have ten year terms. The vesting of the options will accelerate upon a change of control of Titan. Also, in August 2001, we began offering our Directors and executive officers the ability to receive financial counseling and planning services provided by a third-party. The amount paid by us for this service for each Director averaged $9,050 in 2004.

REPORT OF THE AUDIT COMMITTEE*

         Our Board has determined that each member of the Audit Committee is an independent Director as defined by the New York Stock Exchange rules and the SEC rules under the Sarbanes-Oxley Act of 2002.

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language continued in such filing.

        The Audit Committee operates pursuant to a written charter adopted by the Board in August 2000 and revised in July 2004 and amended and restated in December 2004, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee reviews our financial reporting processes on behalf of the Board. Management has the primary responsibility for the preparation of the financial statements, all financial matters, and the implementation of internal financial controls. Our independent auditors, KPMG LLP, are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

        As a committee, we have reviewed and discussed with management, and KPMG LLP, Titan's audited consolidated financial statements for the year ended December 31, 2004. We also have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect.

        In addition, we discussed with KPMG LLP its independence from Titan and our management, including the matters in the written disclosures received from KPMG LLP as required by the Independence Standards Board Standard No. 1, as currently in effect. Further, we considered the nature and scope of the nonaudit services provided by KPMG LLP to Titan and we considered the compatibility of these services with the auditor's independence. We have concluded that KPMG LLP is independent from Titan and our management.

        Based upon our reviews and discussions referred to above, we recommended to the Board that the audited financial statements be included in Titan's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

        The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee evaluated the performance of KPMG LLP including its qualifications, independence and effectiveness, and considered if KPMG LLP or some other auditing firm could best serve as Titan's independent auditors for 2005. Consequently, the Audit Committee appointed KPMG LLP as Titan's independent auditors for 2005. The Board affirmed the Audit Committee's appointment and, accordingly, appointed KPMG LLP as Titan's independent auditors for 2005.

  Robert M. Hanisee, Chairman
  Edward H. Bersoff, Ph.D.
  Peter A. Cohen
  Daniel J. Fink

April 22, 2005

CODE OF ETHICS

        We have adopted a written Code of Ethics that applies to our Directors and to all of our consultants and employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our other principal executives. Our Code of Ethics was adopted approximately fifteen years ago and amended and restated in December 2004, a copy of which is attached as Appendix B to this proxy statement. Each Director and executive officer is required to review our Code of Ethics and to certify compliance annually. There have not been any waivers of the Code of Ethics relating to any of our executive officers or Directors in the past year. The Code of Ethics is available for review on our website at http://www.titan.com/about/governance/ethics/index.html.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Board will give full consideration to the adoption of a formal process for stockholder communications with the Board, and if adopted, publish it promptly and post it to the Company's website at www.titan.com. Currently, however, persons interested in communicating with the independent directors with concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121. If no particular independent director is named, letters will be forwarded, depending on subject matter, to the Lead Director.

MANAGEMENT

        Our executive officers and their respective positions are set forth in the following table. Biographical information of each executive officer who is not a Director is set forth following the table. There are no family relationships between any Director or executive officer and any other Director or executive officer of Titan. Executive officers serve at the discretion of the Board of Directors.

  EXECUTIVE OFFICERS

Name	Position	Age	Year in Which He/She Became Officer
Gene W. Ray, Ph.D.	Chief Executive Officer and Chairman of the Board	67	1981
Lawrence J. Delaney, Ph.D.	Executive Vice President, Operations and President, Advanced Systems Development Sector	69	2003
Nicholas J. Costanza	Senior Vice President, General Counsel and Secretary	49	1999
Mark W. Sopp	Senior Vice President, Chief Financial Officer and Treasurer	39	2001
Paul W. Sullivan	Senior Vice President, Business Development	49	2002
Allen D. Branch	Senior Vice President and President, Maritime and Intelligence Sector	65	2002
Thomas J. Brennan	Senior Vice President and President, Sea and Air Sector	65	2002
A. Anton (Tony) Frederickson	Senior Vice President and President, Applied Technologies Sector	49	2002
Ronald B. Gorda	Senior Vice President and President, Information Products Sector	49	2002
Robert J. Osterloh	Senior Vice President and President, Systems Integration Sector	60	2002
Earl A. Pontius	Senior Vice President and President, Technical Resources Sector	68	2002
Leslie A. Rose	Senior Vice President and President, Enterprise Support Services Sector	57	2002
Owens F. Alexander, Jr.	Vice President, Strategic Initiatives	55	2004
Brian J. Clark	Vice President and Corporate Controller	34	2001
Philip J. DeVera	Vice President, Internal Audit	56	2002
John H. Dressendorfer	Vice President, Government Relations	64	2000
David W. Danjczek	Vice President, Corporate Ethics & Compliance	53	2004
Rand H. Fisher	Vice President, Strategic Programs	54	2005
Thomas Karr	Vice President, Contracts	55	2004
Mary Jo Potts	Vice President, Human Resources and Administration	51	2000
Ralph R. Williams	Vice President, Corporate Communications	60	1999

        The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her earlier death, resignation or removal. Historically, the Board has elected officers annually at its first meeting following the Annual Meeting of Stockholders.

        Dr. Ray's biography is included with those of the other members of the Board.

        Dr. Delaney has been President of our Advanced Systems Development Sector since February 26, 2003 and was elected our Executive Vice President, Operations in July 2004. From February 2003 through July 2004, Dr. Delaney served as a Senior Vice President of Titan. Prior to joining Titan, Dr. Delaney was Chairman of the Board, CEO and President of Areté Associates, an advanced science and engineering company contributing to national security and competitiveness. He was sworn in as Assistant Secretary of the Air Force (Acquisition) in 1999 and completed his public service on July 31, 2001, as Acting Undersecretary of the Air Force. He also held the position of Chief Information Officer of the Air Force from January 20, 2001 until June 1, 2001, and held the position of Acting Secretary of the Air Force. Previously, Dr. Delaney was President of Delaney Group, Inc., a technical and business consulting firm he founded in 1997.

        Mr. Costanza has been our Senior Vice President, General Counsel and Secretary since August 1999. Mr. Costanza served in several legal and other senior executive roles, including General Counsel from

1982 through 1998 and most recently as Vice President, Chief Administrative Officer, General Counsel and Secretary of Exide Electronics Group, Inc., a high technology public company from 1980 through 1998. Thereafter and before joining Titan, Mr. Costanza was Executive Vice President, General Counsel and Secretary of Enfinity Corporation, an energy and indoor environmental systems and services industry consolidation company that filed for an initial public offering in 1998.

        Mr. Sopp has been our Senior Vice President, Chief Financial Officer and Treasurer since April 2001. Prior thereto he was a Vice President and Chief Financial Officer of Titan Systems Corporation, a subsidiary of ours, since 1998. From 1991 to 1998 he was Director/International Controller at Taylor Made Golf Company, a golf products company company.

        Mr. Sullivan has been our Senior Vice President of Business Development since September 25, 2002. Prior thereto, Mr. Sullivan had been Senior Vice President of Business Development for Titan Systems since April 2002. From December 1999 to April 2002, he was Senior Vice President of Business Development for BTG, Inc., which Titan acquired in November 2001. Before Joining BTG, Inc., Mr. Sullivan had been the Director of Business Development for Raytheon's Strategic Systems Business Unit since June of 1993. Prior to joining Raytheon, Mr. Sullivan served 23 years as a Naval Officer in the U.S. Navy.

        Mr. Branch has been our Senior Vice President and President of our Maritime and Intelligence Sector since September 25, 2002. Prior thereto, Mr. Branch had been a Senior Vice President and the President and General Manager of the Solutions and Engineering Division of Titan Systems since June 2000 and General Manager of Delfin Systems, a systems engineering and program management company, since October 1998. Mr. Branch served as President and General Manager of Delfin Systems, until it was acquired by Titan in October 1998. From 1983 through 1984, Mr. Branch was a Communication Engineer for Lockheed Space and Missile Company, an aerospace and defense company.

        Mr. Brennan has been our Senior Vice President and President of our Sea and Air Sector since September 25, 2002. Prior thereto, Mr. Brennan had been President of the Aviation Engineering Group of Titan Systems since January 2001. Prior thereto, Mr. Brennan had held various positions with Advanced Communication Systems, Inc., a communications technology services company, which Titan acquired in February 2000, serving as Vice President of its Aerospace Division from February 1998 to June 1999. From May 1996 to February 1998, Mr. Brennan was the Vice President for Air Force and Army Aviation Programs for SEMCOR, Inc., a diversified engineering company, which was acquired by Advanced Communication Systems, Inc. in June 1999.

        Mr. Frederickson has been our Senior Vice President and President of our Applied Technologies Sector since September 25, 2002. Prior thereto, Mr. Frederickson had been President and General Manager of the Applied Technologies Sector of Titan Systems since January 1998. Prior thereto he had been the General Manager of the Titan Research and Technology Division. From October 1989 to October 1995, Mr. Frederickson held various management positions in the Department of Defense's Defense Nuclear Agency. He began his career in various technical positions with California Research and Technology, a developer of computer code modeling for scientific and engineering problems in the areas of explosives and high velocity impacts, which was acquired by Titan in 1986.

        Mr. Gorda has been our Senior Vice President and President of our Information Products Sector since September 25, 2002. Prior thereto, Mr. Gorda had been President of the Information Products Group of Titan Systems since June 2000. Mr. Gorda had been a Senior Vice President of Titan since February 1995 and Chief Operating Officer of Linkabit Wireless, Inc., a wireless technology company, since September 1997. He served as President of the Linkabit division of Titan from June 1993 to September 1997. From May 1994 to February 1995 he was a Vice President of Titan. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division.

        Mr. Osterloh has been our Senior Vice President and President of our Systems Integration Sector since September 25, 2002. From November 2001 to September 2002, he was President of the Defense Intelligence Systems Group of Titan Systems. Mr. Osterloh joined BTG in 1994 as Vice President of Strategic Planning. He was promoted to Senior Vice President in 1998, and then President in 2001. Prior to joining BTG, he served 28 years in the U.S. Air Force, including key leadership positions supporting information operations, electronic warfare and flying operations and retiring as Commander of the Air Force Information Warfare Center.

        Mr. Pontius has been our Senior Vice President and President of our Technical Resources Sector since September 25, 2002. Prior thereto, Mr. Pontius had been Senior Vice President of Titan Systems since June 2000 and President and General Manager of the Technical Resources Sector of Titan Systems since June 1998. Mr. Pontius had been President of Horizons Technology, Inc., an information technology company, from 1996 through its acquisition by Titan in June 1998.

        Mr. Rose has been our Senior Vice President and President of our Enterprise Support Services Sector since December 17, 2002. He joined Titan through Titan's acquisition of BTG, Inc. in 2001, where he had been Senior Vice President of the Applied Engineering Solutions Group since 1999. Prior thereto he was Senior Vice President of Delta Research division of BTG, Inc. from 1994 to 1999. He completed a successful 20-year career as an officer in the U.S. Army Corps of Engineers serving in a wide variety of engineering positions.

        Mr. Alexander has been our Vice President, Strategic Initiatives since November 2005. Prior thereto, he served as our Senior Vice President and President and Chief Executive Officer of Titan Wireless, Inc. since February 2002. From 1998 to 2001, he was a Senior Vice President with Science Applications International Corporation, an employee-owned research and engineering firm. Prior thereto, he was a Senior Vice President of Edison Source, a subsidiary of Edison International, from 1996 to 1997.

        Mr. Clark has been our Vice President and Corporate Controller since April 2004, and prior thereto he had been our Vice President of Strategic Transactions since December 2001. From June 1996 to December 2001, he held various positions at Arthur Andersen LLP, a public accounting firm, most recently as a Senior Manager. From January 1994 to May 1996, he held various positions at Deloitte & Touche LLP, a public accounting firm, most recently as a Senior Accountant.

        Mr. DeVera has been our Vice President of Internal Audit since July 2002. Prior thereto, he had been with TRW, a space and defense contractor, for 14 years in various management positions most recently as Director, Financial Reporting and Forecasting for the space and electronics group.

        Mr. Dressendorfer has been our Vice President, Government Relations since August 2000. From 1996 to 2000 he was Vice President, Government & External Affairs of the American Forest & Paper Association. Prior thereto, Mr. Dressendorfer was a founder of the firm Dressendorfer Laird, serving as President from 1983 to 1996.

        Mr. Danjczek has been our Vice President, Corporate Ethics & Compliance since September 2004. Prior thereto, he was the Vice President-Administration and Corporate Secretary of the Manufacturers Alliance/MAPI where he also was director for its Ethics and Compliance Council. He spent 28 years with Litton Industries, a diversified manufacturing and services company, and its commercial spinouts (Western Atlas and Unova), in various management positions, including corporate vice president of international business and director of ethics and compliance.

        Mr. Fisher has been our Vice President, Strategic Programs since February 2005. Prior to his retirement from the rank of Rear Admiral, he served over 31 years in the U.S. Navy as a Naval Aviator and Aerospace Engineering Duty Officer. Mr. Fisher served from February 1999 to October 2004 as Director, Communications Acquisition and Operations Directorate within the National Reconnaissance Office, Commander of the SPAWAR Space Field Activity for the Space and Naval Warfare Systems Command, and Naval Program Executive Officer (PEO) for Space Systems. Concurrently, he also served as Director,

Naval Fires Network and Director, Transformational Communications Office. Prior thereto, he served as Commander, Naval Air Warfare Center Weapons Division from December 1997 to February 1999 in China Lake, California.

        Mr. Karr has been our Vice President, Contracts since August 19, 2004. Prior thereto, he served for 22 years with the Department of Navy in several key acquisition positions including Deputy Director of Contracts for the Naval Air Warfare Center Aircraft Division (NAWCAD) and Director of Contract Policy for the Naval Air Systems Command (NAVAIR). While with Titan, Mr. Karr has served in senior executive positions including his most recent role as Senior Vice President and General Manager for Business Operation within the Ship & Aviation Engineering Group (SAEG). He also served as an advisor to the General Manager of the Sea and Air Sector (SeAS) of Titan in support of the strategic planning, budgeting, and day-to-day business operations of the Sector.

        Ms. Potts has been our Vice President of Administration since June 2000 and in April 2004 assumed additional responsibilities over our Human Resources functions. From 1999 to 2000, she was Senior Vice President and Chief Administrative Officer of Research Analysis and Maintenance, Inc., an information systems and technical company. From 1994 to 1999, Ms. Potts was Director of Contracts and Purchasing at GRC International, Inc., a professional and technical services company, and was named Vice President in 1995.

        Mr. Williams has been our Vice President of Corporate Communications since 1999. Previously, he was with Raytheon Company, a leading defense services company, from 1986 to 1995 when he became Director of Corporate Communications for System Resources Corporation, an information systems solutions company, until it was acquired by us in 1999.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee consists of only non-employee directors who are independent directors under New York Stock Exchange rules. As of the date of this report, the members of the Committee are James Roth, Chairman, Michael B. Alexander, Joseph F. Caligiuri and Susan Golding.

Functions of the Committee

        Our committee has overall responsibility for Titan's executive compensation policies and practices and recruiting, hiring and retention of key senior management, including succession planning. Our functions include:

  •
  establishing and periodically reviewing Titan's overall executive compensation philosophy;

  •
  making recommendations to the Board regarding salaries, incentive and benefit programs and other compensation for executives and other management;

  •
  annually evaluating the performance of the Chief Executive Officer and recommending to the Board his compensation;

  •
  making stock option grants and other incentive awards and administering stock option and incentive plans; and

  •
  making recommendations regarding the compensation of independent directors.

Compensation Philosophy

        We believe that there should be a direct relationship between executive compensation and value delivered to the stockholders. We implement this philosophy with a set of supporting principles:

  •
  Compensation must be fair.

        We strive to evaluate the relative contribution of Titan's executive officers and to compensate them fairly in relationship to their individual contributions, relative to each other, and to their relative value in comparable companies and comparable geographic locations.

  •
  Compensation must be competitive.

        We are committed to providing base salary programs that enable Titan to attract and retain the best available people. We maintain these programs by monitoring the competitive pay practices of other companies in similar businesses and similar geographic locations.

  •
  Compensation must be tied to our business strategy and operating plan.

        Executive officers are rewarded based on Titan's overall performance and on individual performance. Our performance is evaluated by measuring the achievement of our strategic and operating plans. Individual performance is measured by reviewing progress against specific measurable objectives. Individual performance objectives are established for each executive officer based upon his or her position and ability to contribute to our overall strategic and operating plans. Such individual performance objectives typically include business unit profitability, cost control and contract performance objectives. Individual objectives for the CEO and the named executive officers typically include, among others, earnings per share and cash flow measurements.

  •
  Compensation must motivate.

        The compensation program is designed to provide a direct link between performance and compensation. Realistic individual and company performance targets provide the motivation to strive to meet or exceed performance goals.

Compensation Measurement

        We have a formal process to assist in the evaluation of performance and in the determination of compensation amounts for each of the executive officers. It is as follows:

          1.     Early in the year, Titan's Board approves our overall operating plan, including earnings per share or EPS and cash flow targets. Individual performance goals for the executive officers other than the CEO are proposed by the CEO, and approved by the Committee. The CEO's goals are established by the Committee. Our measurement goals of EPS and cash flow represent approximately 60 percent of the cash incentive opportunity for the CEO and other executive officers on the corporate staff. The remaining incentive opportunity is tied to individual performance measures. In the case of executive officers with business unit responsibility, the majority of their incentive compensation measurement is based upon meeting or exceeding the business unit operating plan, business unit profitability and revenues, with the remainder based on achievement of overall company goals and individual performance measures.

          2.     Each executive officer is given feedback periodically during the year against these objectives.

          3.     At the end of the year, after review of the level of achievement of the goals set early in the year and upon recommendation of the Committee, and approval by the Board, each executive officer is awarded incentive compensation according to our overall performance and according to the achievement of individual objectives, and where appropriate, meeting or exceeding business unit annual operating plans.

Total Compensation

        We have a program of cash compensation and equity-based compensation. These programs apply to the CEO as well as all other executive officers.

Cash Compensation

Base Salary Compensation

        Base salary is established at appropriate levels to enable us to attract and retain the people necessary for our successful operation and growth. Base salary is reviewed annually and is examined to determine compatibility with the pay practices of companies in similar businesses of comparable size and in comparable geographic regions. In March 2005 it was determined that Dr. Ray's base salary will remain at $800,000 for 2005. Also, in March 2005, we increased the base salaries of each of the other four highest paid executive officers in the accompanying tables who remain employed by Titan in order to keep their base salaries competitive.

Incentive Compensation

        The Committee believes that a substantial portion of the total compensation should be related to our overall corporate performance as well as the individual contribution of each executive officer. As a result, a significant amount of the total compensation is "at risk."

        Annual cash incentive bonuses are paid to the CEO and each executive officer based on individual performance and our corporate performance, with maximum cash incentive compensation ranging from 30% to 95% of base salary compensation. The maximum incentive compensation range is established based upon the individual's goals as well as consistency with maximum incentive compensation percentages used by similar businesses of comparable sizes. A supplemental bonus is available to reward growth above plan in EPS or unit profitability. In March 2005, the Committee awarded annual cash incentive bonuses to all of the named executive officers, other than the CEO. The Committee also awarded annual cash incentive bonuses to other executive officers. In deciding to award these bonuses, the Committee used its discretion and disregarded the impact of the expenses incurred in connection with the governmental investigations and related matters in determining whether the EPS and cash flow objectives were satisfied for the year.

        Also, in July 2004, the Board approved a special performance based cash incentive program for the executive vice president and each of the senior vice presidents (other than Messrs. Costanza and Sopp). Under this plan, each participant was eligible to receive a cash incentive bonus of up to one-half of his base annual salary for achievement of performance objectives for the period of July 1, 2004 through December 31, 2004, if he remained an employee of Titan through December 31, 2004 and will be eligible to receive an additional cash incentive bonus of up to one-half of his base annual salary for achievement of performance objectives for the period of January 1, 2005 through June 30, 2005, if he remains an employee of Titan through June 30, 2005. This special performance based cash incentive program is in addition to our annual incentive compensation.

        We also approved special recognition bonuses that were awarded to Messrs. Pontius and Sullivan and other executives.

Equity Based Compensation

        The purpose of our stock option program is to provide additional incentives to the executive officers to encourage their commitment to the maximization of stockholder value over the long term.

        Stock options are granted consistent with the responsibility and accountability of the recipient and the compensation philosophy previously expressed. Stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value.

        The option programs utilize a four-year vesting period to encourage senior executives to continue in our employ. These options are granted at the average of the high and low sales prices of our common stock on the date of grant and all senior executives are eligible to receive grants. During 2004, we awarded options to purchase shares of our common stock to all of the Named Executive Officers other than the CEO and Mr. Sopp, as reflected in the accompanying table.

        On August 20, 2003, Titan's Board adopted a resolution that amended all outstanding Titan stock options to provide that the right to exercise all such options will accelerate and fully vest upon a change in control of Titan. This amendment remains in effect following the termination of the merger agreement with Lockheed Martin Corporation.

Change of Control Arrangements

        Effective as of September 15, 2003, Titan entered into amended change in control agreements with Dr. Ray and Mr. Costanza and effective as of August 20, 2003, Titan entered into a change of control agreement with Mr. Sopp that are described later in this Proxy Statement. In June 2004, Titan's Board adopted resolutions to enter into change of control agreements with Titan's executive vice president and certain of our senior vice presidents substantially similar to those currently in existence between Titan and Messrs. Costanza and Sopp.

Other Considerations

        The Compensation Committee has evaluated the total compensation of the five highest paid executive officers in 2004 and has approved their compensation as reasonable and consistent with our compensation philosophy.

        The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements.

        The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Compensation Committee

  James Roth, Chairman
  Michael B. Alexander
  Joseph F. Caligiuri
  Susan Golding

April 15, 2005

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee was comprised of Messrs. La Blanc, Alexander, Caligiuri and Roth and Ms. Golding during 2004. No interlocking relationship existed between Messrs. La Blanc, Alexander, Caligiuri and Roth and Ms. Golding or any member of any other company's board of directors, board of trustees or compensation committee during that period.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table shows, for each of the fiscal years ended December 31, 2004, 2003 and 2002, the cash compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued for those years, to our Chief Executive Officer and four other most highly compensated executive officers in 2004 (the "Named Executive Officers") in all capacities in which they served, as well as a former executive officer who would have been a Named Executive Officer based upon her 2004 compensation had she remained an executive officer as of year-end (the "Former Officer").

EXECUTIVE COMPENSATION SUMMARY TABLE

Long-Term Compensation
Annual Compensation
Securities Underlying Options/SARs (#)(C)
Name and Principal Position	Year	Salary($) (A)	Bonus($) (B)		All Other Compensation ($)(D)
Gene W. Ray, Ph.D. Chairman, Chief Executive Officer and President	2004 2003 2002	807,500 807,501 788,270	-0- 760,000 -0-	-0- 300,000 -0-	101,975 101,458 103,458
Lawrence J. Delaney Executive Vice President Operations President, Advanced Systems Development Sector	2004 2003 2002	332,585 282,414 -0-	330,000 -0- 195,000	100,000 60,000 -0-	10,250 -0- -0-
Earl A. Pontius Senior Vice President and President, Technical Resources Sector	2004 2003 2002	311,108 303,610 265,049	447,000 284,000 150,000	100,000 60,000 -0-	50,936 114,446 33,830
Paul W. Sullivan Senior Vice President and President, Enterprise Support Services Sector	2004 2003 2002	255,662 240,751 144,722	372,000 243,000 100,000	100,000 50,000 40,350	46,707 45,384 -0-
Mark W. Sopp Senior Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	342,777 324,508 282,585	310,000 293,000 60,000	-0- 100,000 -0-	43,808 41,737 43,373
Deanna H. Lund* Vice President and Corporate Controller	2004 2003 2002	124,869 242,152 222,153	-0- 127,000 60,000	-0- 40,000 -0-	21,477 19,712 10,808

*
Effective April 16, 2004, Ms. Lund resigned as an officer of Titan. She had served as our Vice President and Corporate Controller. Ms. Lund realized $764,319 in value from the exercise and sale of Titan stock options.

(A)
Amounts shown include cash compensation earned and received by the executive officers as well as amounts earned but deferred at the election of those officers.

(B)
Amounts shown consist of bonus cash compensation earned by the executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year. For 2004, bonus amounts shown consist of: (i) the 2004 annual management cash incentive plan; (ii) any special performance based cash award given in connection with the special July 2004 program described in the Compensation Committee's report and (iii) any special recognition bonus. Amounts shown for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $0; (ii) $0; and (iii) $0; Mr. Delaney: (i) $150,000; (ii) $180,000; and (iii) $0; Mr. Pontius: (i) $209,500; (ii) $162,500; and (iii) $75,000; Mr. Sullivan: (i) $162,000; (ii) $135,000; and (iii) $75,000; and Mr. Sopp: (i) $310,000: (ii) $0; and (iii) $0.

(C)
Amounts shown consist of option grants at fair market value under our 2000 and 2002 Employee and Director Stock Option and Incentive Plans, and all option grants prior to August 5, 2002, reflect an adjustment of 1.345:1 as a result of the spin-off of SureBeam Corporation on August 5, 2002. Amounts shown do not include option grants to the Named Executive Officers under stock option plans adopted by certain subsidiaries of ours. Mr. Sullivan received options to purchase 15,000 shares at $9.12 per share of Titan Systems Corporation in 2002.

(D)
As permitted by rules promulgated by the SEC, no amounts are shown with respect to "perquisites" where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000. Amounts shown consist of (i) our matching contribution to our 401(k) Retirement Plan; (ii) our matching contribution to our Supplemental Retirement Plan for Key Executives; and (iii) other compensation. Amounts shown for fiscal year 2004 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $10,250; (ii) $80,000; and (iii) $11,725, consisting of imputed value of financial advisory services and other miscellaneous perquisites; Mr. Delaney: (i) $10,250; (ii) $0; and (iii) $0; Mr. Pontius: (i) $8,200; (ii) $30,481; and (iii) $12,255, consisting of imputed value of financial advisory services and other miscellaneous perquisites; Mr. Sullivan: (i) $10,250; (ii) $24,846; and (iii) $11,611, consisting of imputed value of financial advisory services and other miscellaneous perquisites; Mr. Sopp: (i) $10,250; (ii) $33,558; and (iii) $0; and Ms. Lund: (i) $9,477; (ii) 12,000; and (iii) $0.

STOCK OPTIONS

        The following table contains information concerning the grant of stock options made during fiscal 2004 under our long-term incentive program to the Named Executive Officers and the Former Officer:

OPTION GRANTS IN LAST FISCAL YEAR (A)

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(F)
	Number of Securities Underlying Options Granted(B)
Name		% of Total Options Granted to Employees in Fiscal Year(C)	Exercise Price ($/Sh)(D)	Expiration Date(E)
					5% ($)	10% ($)
Gene W. Ray, Ph.D.	—	—	N/A	N/A	N/A	N/A
Lawrence J. Delaney	100,000	3.970	13.44	06/28/14	845,234	2,141,990
Earl A. Pontius	100,000	3.970	13.44	06/28/14	845,234	2,141,990
Paul W. Sullivan	100,000	3.970	13.44	06/28/14	845,234	2,141,990
Mark W. Sopp	—	—	N/A	N/A	N/A	N/A
Deanna H. Lund*	—	—	N/A	N/A	N/A	N/A

*
Effective April 16, 2004, Ms. Lund resigned as an officer of Titan. She had served as our Vice President and Corporate Controller.

(A)
No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B)
The options granted in June 2004 became exercisable at a rate of 2.083% per month from the grant date with full vesting occurring over 48 months.

(C)
In 2004, employees received stock options covering a total of 2,519,000 shares.

(D)
The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E)
The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(F)
Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of our stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

        The following table sets forth information with respect to the Named Executive Officers and the Former Officer concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
AND FY-END OPTION VALUE(A)***

		Value Realized		Number of Securities Underlying Unexercised Options at December 31, 2003 (#)(***)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(C)
Name	Shares Acquired On Exercise (#)
		($)(B)		Exercisable	Unexercisable	Exercisable	Unexercisable
Gene W. Ray, Ph.D.	25,306	209,103	*	1,238,108	238,157	7,113,814	1,536,419
Lawrence J. Delaney	-0-	-0-		40,000	120,000	260,875	518,125
Earl A. Pontius	-0-	-0-		185,282	120,000	2,037,442	518,125
Paul W. Sullivan	-0-	-0-		74,427	132,276	482,010	273,295
Mark W. Sopp	-0-	-0-		203,604	66,777	1,524,514	469,659
Deanna H. Lund**	101,159	764,319		-0-	-0-	-0-	-0-

*
Dr. Ray exercised the stock options, but has not sold any of the underlying securities. He continues to hold these underlying securities through the Ray Trust.

**
Effective April 16, 2004, Ms. Lund resigned as an officer of Titan. She had served as our Vice President and Corporate Controller.

***
On August 5, 2002, all outstanding Titan stock options were adjusted by a factor of 1.345 as a result of the spin-off of our former subsidiary SureBeam Corporation, and all option grant amounts prior thereto reflect said adjustment.

(A)
No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B)
Aggregate market value of underlying securities on date of exercise, minus the exercise or base price.

(C)
Aggregate market value of underlying securities at year-end, minus the exercise or base price.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information as of December 31, 2004 regarding our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (in thousands)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands)
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	9,157		10.61	2,150
Equity compensation plans not approved by stockholders	-0-		-0-	-0-
Total	9,157	*	10.61	2,150

*
Includes 146,148 options with a weighted average exercise price of $15.6438 granted under the Advanced Communications Systems, Inc. 1996 and 1997 Stock Incentive Plans assumed by Titan in February 2000; 303,013 options with a weighted average exercise price of $3.335 granted under the AverStar 1998 Long Term Incentive Plan assumed by Titan in June 2000; 26,116 options with a weighted average exercise price of $8.089 granted under the Datron Systems Incorporated 1985 and 1995 Stock Option Plans assumed by Titan in September 2001; 98,115 options with a weighed average exercise price of $1.184 granted under the Delfin Systems 1988 and 1990 Stock Option Plans assumed by Titan in August 1998; and 214,609 options with a weighted average exercise price of $10.777 granted under the BTG, Inc. 1995 Employee Stock Option Plan assumed by Titan in November 2001.

DEFERRED COMPENSATION PLAN

        Titan maintains a non-qualified Executive Deferred Compensation Plan for certain officers and key employees. Under the plan, a select group of management and highly compensated employees of Titan are allowed to defer, on a pre-tax basis, a portion of their annual base salaries and bonuses. The deferrals reduce a participant's current taxable income and allow the participant to accumulate savings on a pre-tax basis. In addition, Titan, in its sole discretion, may make annual discretionary contributions, matching contributions and profit sharing contributions to the Plan. The deferrals (and Titan contributions, if applicable) are invested across a number of investment options associated with the Plan, and the accounts of the participants are credited with the investment gains or losses on a tax-deferred basis. Participants have the right to direct the investment of their accounts. Participant deferrals are at all times 100% vested. The vesting schedules for Titan discretionary contributions and our profit sharing contributions, if any, are at our sole discretion and may vary across participants. The vesting schedule for Titan contributions, if any, is based on years of service, with 100% vesting after five or more years of service. Distributions from the Plan are paid as a lump sum or in annual installments upon a participant's retirement, death, disability, termination of employment, or during employment provided that at least three years have passed from the end of the year in which the participant's deferral occurred.

        Effective April 1, 2003, the Plan was amended to provide for immediate payment of distributions upon a change of control. For purposes of this new provision, a participant's vested account balance will be determined: (a) by crediting the participant with a year of service for the year of employment in which the change of control occurs; and (b) without applying the provision that a participant must be employed on the last day of the Plan year to avoid forfeiture of the annual company matching amount and attributable earnings for the Plan year in which the participant terminates employment with the Company. Account balances less than $25,000 at the time of change of control are paid in a lump sum, account balances equal to or greater than $25,000 will be paid pursuant to the annual installment method over 5 years.

        Effective November 1, 2003, this new section of the Plan was amended in its entirety to provide that upon a change in control:

  •
  No deferrals will be made under the Plan with respect to periods following the change in control;

  •
  All vested account balances under the Plan will be immediately distributed or commence to be distributed;

  •
  Vested account balances of a participant who is an active employee on the date of the change of control will be determined by (a) crediting the participant with a year of service for the year of employment in which the change of control occurs; and (b) without applying the provision that a participant must be employed on the last day of the Plan year to avoid forfeiture of the annual Company matching amount and attributable earnings for the Plan year in which the participant terminates employment with the Company;

  •
  On or before December 31 of the calendar year preceding the date on which the change of control occurs and prior to the satisfaction of all shareholder approval and all regulatory approval requirements that may be applicable to such change in control or such earlier date as the Plan committee shall designate, a participant whose vested account balance exceeds $25,000 as of the September 30 preceding the last day on which such election could be made can elect whether the participant's vested account balance will be paid: (a) in a single lump sum; or (b) pursuant to the annual installment method over five years. The vested account balance of any participant not described in the prior sentence will be paid automatically in a single lump sum. If a participant who is entitled to make such an election fails to do so, the participant's vested account balance will be paid in a single lump sum;

  •
  If a participant has made an alternative distribution election pursuant to any other provision of the Plan but has not commenced to receive distributions as of the date of the change in control, such election shall be void and shall have no force or effect; and

  •
  If, as of the date of the change in control, a participant has commenced to receive distributions under the Plan under an annual installment method with more than five years of installments remaining to be paid at the time of the change in control, the participant's unpaid vested account balance as of the change in control will thereafter be paid pursuant to the annual installment method over five years determined from the date of the change in control.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

        On April 2, 2003, Titan entered into an Employment Agreement with Dr. Ray in connection with his duties as Chairman, Chief Executive Officer and President of Titan. Among other things, the terms of the agreement provide for continued employment of Dr. Ray by Titan for a term of three years, and eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event that Dr. Ray is terminated without cause, or retires at the end of the term of the agreement, he will be entitled to a lump sum equal to three times the sum of his current base salary and target bonus, vesting of all outstanding stock options and participation for Dr. Ray and his dependents in Titan's extended health benefits program for retired senior executives.

        Also, on April 2, 2003, Titan entered into Employment Agreements with Messrs. Costanza and Sopp in connection with their duties as Senior Vice President, General Counsel and Secretary and Senior Vice President, Chief Financial Officer and Treasurer, respectively. Among other things, the terms of their agreements provide for continued employment by Titan for a term of two years, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event of termination without cause, Messrs. Costanza and Sopp will each be entitled to a lump sum equal to two times the sum of their respective current base salaries and target bonuses, vesting of all outstanding stock options and continued medical and dental benefits coverage for a period of two years. In March of 2005, Titan entered into agreements to renew the term of the Employment Agreements, previously entered into with Messrs. Costanza and Sopp. These agreements renew the original agreements, on the same terms, for an additional two years.

        Messrs. Ray, Costanza and Sopp have agreed to non-competition and non-solicitation covenants in connection with their respective employment agreements.

        In no event is any executive who is a party to an Employment Agreement entitled to duplication as to any item of compensation or benefit or as to any other entitlement that is provided under both the Employment Agreement and the Change of Control Agreement described below. In the case of any such duplication, the executive is entitled to the provision of the Employment Agreement or the Change of Control Agreement described below that is most favorable to the executive.

        In August 2004, Titan entered into an offer letter with David W. Danjczek in connection with his duties as Vice President of Corporate Compliance and Ethics. Mr. Danjczek will be entitled to a lump sum equal to two years current base salary, less the gross amount of base salary paid to him through the date of termination, plus ten percent (10%) in the event of a termination without cause on or before the first anniversary of his start date. Mr. Danjczek will be entitled to a lump sum equal to one year of current base salary, plus ten percent (10%) in the event of a termination without cause after the first anniversary of his start date, but before the third anniversary of his start date.

Change in Control Agreements

        In March 2000, Titan entered into executive agreements with Titan's Chairman of the Board, President and Chief Executive Officer and Titan's General Counsel, which provide special benefits after a change in control. The parties subsequently amended these agreements on September 14, 2003 to clarify certain terms and conditions as they related to the change in control that would result from the then proposed merger with Lockheed Martin. Effective as of August 20, 2003, Titan also entered into an executive agreement with Titan's Chief Financial Officer, which mirrors the executive agreement, as amended, for Titan's General Counsel. Pursuant to these agreements, as amended, if (1) there is a change in control of Titan and (2) the executive is terminated by Titan other than for "Cause" (as defined in the agreements) or such executive terminates his employment for "Good Reason" (as defined in the agreements) within three years following a change in control or if the executive is terminated prior to a change in control and the executive reasonably believes that his termination arose in connection with or anticipation of a change in control, the terminated executive will be entitled to a lump sum payment amount equal to three times the sum of his base salary and his "Highest Annual Bonus" (as defined in the agreements). Each executive will have a right under these agreements to resign for "Good Reason" if at the effective time of a change of control Titan will cease to be a publicly traded company. Also, the executive will receive a prorated bonus for the year of termination and continuation of the executive's and his family's welfare benefits (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) for three years after the later of the executive's date of termination or, as applicable, the expiration of the executive's continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act, referred to as COBRA. In addition, all options that have been previously granted to the executive to acquire shares of Titan or any affiliate of Titan that have not previously been forfeited or exercised will vest and become exercisable in full and will remain exercisable for the remainder of their original terms. Titan will be obligated under these agreements to reimburse the CEO, General Counsel and Chief Financial Officer for all legal fees and all expenses which they incur in asserting or in defending their rights under these agreements. In addition, the CEO will be provided with an office and secretary for a period of five years if his employment is terminated after a Change of Control.

        In June 2004, Titan's Board adopted resolutions that provide for executive agreements with Dr. Delaney and each of Messrs. Branch, Brennan, Frederickson, Gorda, Osterloh, Pontius, Rose and Sullivan, which provide for substantially the same rights of such individuals upon a change of control as Messrs. Costanza and Sopp are entitled under their current agreements of similar purpose. The principal difference between the rights under these executive agreements and those of Messrs. Costanza and Sopp is that "Good Reason" to terminate employment with Titan does not include Titan ceasing to be a publicly traded company as it does for Messrs. Costanza and Sopp. Mr. Gorda may, in his sole discretion, retain his existing rights pursuant to an executive severance agreement between Mr. Gorda and the Company entered into in November 1995 or he may elect to receive the new benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In conjunction with Titan's exit of its international telecommunications business, Titan's wholly owned subsidiary, Titan Wireless, Inc. ("Titan Wireless"), entered into an agreement with Geolution International, Inc. ("Geolution") under which Geolution agreed to assume and perform warranty and other contractual obligations of Titan Wireless. Geolution, a newly formed company, was founded by a former executive of Titan Wireless and former officer of Titan. Under the agreement, Titan Wireless was required to pay Geolution for services rendered, a fixed fee of $1.9 million and an equipment warranty fee of up to $1.4 million, plus certain actual out of pocket expenses. These fees and expenses were payable through September 2004, the period of Titan Wireless' warranty obligations under its existing customer contracts. In March 2004, Titan settled its remaining contractual liability to Geolution with a final cash payment of $521,400.

        In March 2002, Titan's Board of Directors adopted a stock option relinquishment program, the primary purpose of which was to align the interests of its directors and senior executives more closely with its stockholders' interests by allowing directors and senior executives to participate in the appreciation in Titan equity value:

  •
  without requiring Titan's Directors and executive officers to trade shares of its common stock obtained through the exercise of options on the open market; and

  •
  without the dilutive and potentially stock-price depressive effects associated with the exercise and subsequent sale of stock option shares.

        The program also was intended to assist the participants with their individual financial planning. Under the program, a participant was allowed to relinquish eligible, in-the-money stock options in exchange for a loan, the principal amount of which was 150% of the difference between the aggregate exercise price of the options and the product of (i) the number of shares issuable upon exercise of the options and (ii) a 20 day trailing average of the daily high and low sales price of Titan's common stock prior to relinquishment. The loans bear interest at a rate equal to the applicable federal rate as published by the Internal Revenue Service for the month in which the loan was made. The loans were made contingent upon the participant's utilizing a portion of the loan proceeds to purchase a life insurance policy with a death benefit sufficient to repay the loan and accrued interest thereon upon maturity.

        Under the program, the following transactions occurred (in whole shares and dollars):

  •
  Dr. Ray, Chairman of the Board and Chief Executive Officer: 222,380 options relinquished on June 18, 2002, $3,985,725 principal amount of loan, 5.48% interest per annum;

  •
  Mr. Fink, Director: 15,000 options relinquished on June 27, 2002, $336,337.50 principal amount of loan, 5.48% interest per annum; and

  •
  Mr. Alexander, Director: 19,972 options relinquished effective June 19, 2002, $499,999 principal amount of loan, 5.48% interest per annum.

        The amount of the stock options relinquished under the program do not reflect any adjustment as a result of the spin-off of Titan's subsidiary SureBeam Corporation on August 5, 2002, since the relinquishment occurred before the date for said adjustment. Titan has recorded interest income of $0.5 million to date related to the accrued interest on the outstanding loans due from the directors noted above.

        As of the effective date of the Sarbanes-Oxley Act in July 2002, which precludes such loans to company officers and directors, the Stock Option and Relinquishment Plan was no longer available to Titan Directors and executive officers.

        An officer of one of Titan's operating units has a financial interest in a facility rented by the unit. Total rent paid by the unit in 2004 related to this facility was $33,442 and this facility was sold by the officer to an unrelated party in the first quarter of 2004.

        In September 2004, Titan entered into an agreement with the Berlin Group Inc., an investor relations firm. A principal in the firm is a family member of one of Titan's senior executives. Management believes the terms of the agreement reflect the market value of the services received.

        On April 13, 2005, Titan entered into a merger agreement to acquire Intelligence Data Systems, Inc., a high tech and professional services firm supporting the U.S. intelligence community, for $42.5 million in cash. Paul Sullivan, our Senior Vice President—Business Development, is a director of IDS and holds equity interests in IDS. Mr. Sullivan is expected to receive aggregate gross proceeds of $820,000, including amounts withheld in an escrow account, upon the effectiveness of the merger. Mr. Sullivan did not participate in our negotiations of the merger agreement.

PERFORMANCE GRAPH

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
Among The Titan Corporation,
New York Stock Exchange Market Index and Industry Group Index

	Fiscal Year Ending
Company/Index/Market
	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Titan Corp	100.00	34.35	52.73	21.98	46.10	34.24
Business Software & Svcs	100.00	70.93	53.61	36.63	48.83	52.74
NYSE Market Index	100.00	102.38	93.26	76.18	98.69	111.45

(1)
The above graph compares the performance of our common stock with that of the New York Stock Exchange Market Index and the CoreData Industry Group 826—Business Software and Services Index, which is a published industry group index. This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any Titan filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)
The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumed that $100 was invested on December 31, 1998, in each of The Titan Corporation, the New York Stock Exchange Market Index and the CoreData Industry Group 826—Business Software and Services Index with investment weighted on the basis of market capitalization. The average of our high and low stock prices on December 31, 2004 was $16.325 per share.

Proposal 2

RATIFICATION OF SELECTION OF AUDITORS

        The Board is seeking your ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005. KPMG LLP also served as our auditors for 2004 and 2003. Arthur Andersen LLP served as our auditors for 2001 and was dismissed by Titan on April 11, 2002, upon the recommendation of our Audit Committee and approval by the Board. Our organizational documents do not require that our stockholders ratify the selection of KPMG LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will investigate the reasons for rejection and reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests if the Company and its stockholders. We expect representatives of KPMG LLP to attend the meeting and have the opportunity to make any statement they may desire. These representatives will be available to respond to appropriate questions from our stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL 2

        For services rendered during or in connection with our fiscal years ended 2004 and 2003, as applicable, KPMG LLP billed the following fees:

	Fiscal Year Ended
	2004	2003
Audit Fees	$3,081,000	$2,053,000
Audit Related Fees*	$997,000	$528,000
Tax Fees	$0	$0

*
Audit Related Fees for 2004 and 2003 include other audit and attest services, audit work related to our employee benefit plans, financial accounting, reporting and compliance matters, assistance with our review of controls and risk matters and transaction and due diligence services.

PRE-APPROVAL POLICIES AND PROCEDURES

        Under the Audit Committee's pre-approval policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services performed by KPMG LLP. The Audit Committee pre-approves a list of all services that may be provided by KPMG LLP. The scope of specific pre-approved services is categorized into four groups: audit services, audit related services, tax services and all other services. In addition, the Audit Committee sets pre-approved fee limits for each of these services. The Audit Committee or its designee must specifically approve any type of service that is not within the scope on the list of pre-approved services. Any proposed service that is within a pre-approved scope of services but will cause the pre-approved fee limit to be exceeded will also require specific pre-approval by the Audit Committee or its designee. The amounts shown in the table reflect the pre-approved audit fee limits. KPMG has advised the Company of billable amounts in excess of those limits which the Audit Committee has taken under consideration.

        The Audit Committee has delegated pre-approval authority to the Audit Committee chair, and any pre-approved actions by the Audit Committee chair as designee are reported to the Audit Committee for approval at its next scheduled meeting.

        All of the fees paid to KPMG LLP in 2004 were pre-approved by the Audit Committee, and there was no service for which the de minimus exception permitted in certain circumstances under Securities and Exchange Commission rules was utilized.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of our common stock ("Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

        To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2004, and the information provided to us by our Reporting Persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except that Mr. Rose filed a late Form 4 report in March 2005 covering 1 transaction required by Section 16(a) of the Exchange Act on a timely basis.

OTHER BUSINESS

        The Board knows of no other business to be presented for action at the meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law requirements are met.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

        We are sending only one annual report and proxy statement to stockholders that share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may write to our Assistant Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121 or call (858) 552-9400. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Assistant Corporate Secretary in the same manner.

2006 ANNUAL MEETING OF STOCKHOLDERS

        We expect that the 2006 Annual Meeting of Stockholders will be held in May 2006, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to us at our principal offices in San Diego, California, and we must receive the proposal no later than December 31, 2005, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting.

FINANCIAL STATEMENTS

        The Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission in March 2005 accompanies this Proxy Statement. Additional copies are available without charge upon written request to: Assistant Corporate Secretary, The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121.

APPENDIX A

AUDIT COMMITTEE CHARTER

OF THE BOARD OF DIRECTORS

OF

THE TITAN CORPORATION

I.    PURPOSE

        The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of The Titan Corporation (the "Corporation"), in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to designated regulatory bodies or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

    Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    Review and appraise the qualifications and the independence of the Corporation's independent auditors as well as their audit efforts, and the performance of the Corporation's internal audit function.

    Provide an open avenue of communication among the independent auditors, internal auditors, financial and senior management and the Board.

    Prepare a report, as required by the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement.

II.    COMPOSITION

        The Committee shall be comprised of three or more directors as determined by the Board, all of whom shall be independent directors as determined in accordance with the rules of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at all times at least one member of the Committee shall be designated as a "audit committee financial expert" as such term is defined under paragraph (h)(2) of Item 401 of Regulation S-K.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee shall meet at least annually with management, internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee should meet with the independent auditors, internal auditors, and management quarterly to review the Corporation's financials and internal controls consistent with Section V below.

IV.    AUTHORITY

        The Committee shall have the authority and responsibility to appoint, determine compensation for, at the expense of the Corporation, retain and oversee the Corporations independent auditors, as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and otherwise to fulfill its responsibilities under this Charter. The Committee shall have authority to retain and determine compensation for, at the Corporation's expense, special outside legal, accounting or other advisors or consultants, as it deems necessary or appropriate in its sole discretion in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Corporation, ordinary administrative expenses that, as determined by the Committee in its sole discretion, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Corporation as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Corporation's personnel, counsel, accountants, (including the Corporation's independent auditors) or investment bankers, or any other consultant or advisor to the Corporation, attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. The approval of this Charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

V.    RESPONSIBILITIES AND DUTIES

  Documents/Reports Review

          1.     Review and update this Charter periodically, at least annually, as conditions dictate and recommend to the Board of Directors any necessary or appropriate amendments.

          2.     Review with financial management and the independent auditors the Corporation's annual financial statements and any reports or other financial information submitted to designated regulatory bodies as identified from time to time (currently the Securities and Exchange Commission and the New York Stock Exchange) or the public, including any certification, report, opinion or review rendered by the independent auditors and including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Result of Operations".

          3.     Review with financial management and the independent auditors each 10-Q prior to its filing and any earnings press releases, as well as financial information and guidance provided by the Corporation to analysts, credit agencies and shareholders.

          4.     Prepare a report as required by the rules of the Securities and Exchange Commission to be included in the Corporation's proxy statement.

  Independent Auditors

          5.     Bear direct responsibility for the selection of independent auditors, considering qualifications, independence and effectiveness, and determine the fees and other compensation to be paid to the independent auditors.

          6.     Review the performance of the independent auditors and, when circumstances warrant, discharge the independent auditors.

          7.     Obtain and review an annual report by the independent auditor describing the auditor-firm's internal quality control procedures, as well as any material issues raised by the most recent internal quality control review of the auditor-firm or investigation by any governmental or professional authorities within the past five years, and any steps taken to deal with any such issues.

          8.     Obtain and review an annual report by the independent auditor describing all relationships between the independent auditor and the Corporation, and take appropriate action to ensure auditor independence.

          9.     Set clear hiring policies for the employees and former employees of the independent auditors.

          10.   Review and pre-approve each service considered to be auditing services and non-prohibited non-audit services to be provided by the independent auditors.

  Internal Auditors

          11.   Review with management and the Vice President of Internal Audit the charter, plans, activities, staffing, and organizational structure of the internal audit function.

          12.   Review and concur in the appointment, replacement, or dismissal of the Vice President of Internal Audit.

  Financial Reporting Processes

          13.   In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

          14.   Consider the independent auditors' judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          15.   Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent auditors or management.

  Internal Control

          16.   Consider the effectiveness of the Corporation's internal control system.

          17.   Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses, as appropriate.

          18.   Review the results of Sarbanes-Oxley Act Section 404 management assessment with management and internal audit, addressing any significant deficiencies and material weaknesses.

  Process Improvement

          19.   Establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

          20.   Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          21.   Review any significant disagreement among management, internal auditors, and the independent auditors in connection with the preparation of the financial statements.

          22.   Review with the independent auditors, internal auditors, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

          23.   Report regularly to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance or independence of the independent auditors, the performance of the Corporation's internal audit function or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

          24.   Discuss Corporation guidelines and policies regarding risk assessment and risk management, as well as the Corporation's exposure to major financial risk and the steps management has taken to monitor and control such exposure.

  Legal Compliance

          25.   Establish and periodically review procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and any confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          26.   Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

          27.   Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

          28.   Notwithstanding any of the foregoing, the potential legal liability of the Committee members shall be no greater than that of other members of the Board.

  Audit Committee Review

          29.   Conduct an annual evaluation of the performance of the Committee.

  General

          30.   The specification of duties and responsibilities herein notwithstanding, the Committee is responsible to perform all tasks delegated to audit committees by or under the rules of the New York Stock Exchange or the regulations of the Securities and Exchange Commission and those functions to be performed by the Committee as designated in the New York Stock Exchange Rules are the sole responsibility of the Committee and may not be delegated to a different committee.

Adopted by the Board of Directors
December 14, 2004

APPENDIX B

CODE OF ETHICS BOOKLET

Standards of Conduct

Responsibilities

        Titan's Standards of Conduct prescribe specific guidelines that all employees should understand and follow. As used in this booklet, the term "employee" includes company consultants and individuals who work for Titan as independent contractors.(1) This Code of Ethics booklet provides general guidance applicable to all Titan employees, managers, and supervisors.

(1)
As used in this booklet, "consultant" means a person who assists Titan in developing business, interfacing with customers, or negotiating with customers on behalf of Titan. Other consultants and independent contractors will be subject to this policy and will receive training to the extent required by their job responsibilities for Titan.

All Employees

        Each employee has the responsibility to be alert to and avoid situations that could result in illegal, unethical or otherwise improper conduct.

        Each employee should have a clear understanding of Titan's Codes, Standards of Conduct and Operating Principles, as well as of Titan's policies applicable to an employee's business unit. It is the obligation of each employee to seek clarification or counsel from his or her supervisor if in doubt.

        All employees shall at the time of hire, read, understand and sign the statement of commitment to Titan's Codes, Standards of Conduct and Operating Principles, which is distributed with this booklet. Each employee must annually read, understand and sign a statement of reaffirmation of commitment to Titan's Codes, Standards of Conduct and Operating Principles. In addition, each employee must participate in training sessions relating to these Codes, Standards of Conduct and Operating Principles.

        All improper conduct by anyone at Titan, inadvertent or otherwise, must be reported to Titan. Employees who violate Titan's Codes, Standards of Conduct, Operating Principles, or applicable policies will be subject to discipline.

Management Employees

        Each company supervisor should take action to provide reasonable assurance that all employees under his or her supervision receive adequate education and training in Titan's Codes, Standards of Conduct and Operating Principles, and in any company policies that may be relevant. Each supervisor also shall ensure that employees under his or her supervision read and understand this booklet, and so certify, at the time of hire and annually thereafter.

        An open work environment should be established to encourage frank discussion of compliance with Titan's Codes, Standards of Conduct and Operating Principles, and applicable policies. Management must also stress to employees the importance of integrating these operating concepts into their daily activities as employees of Titan.

        It is also important that management set an example for employees under its supervision by making and demonstrating their own personal commitment to Titan's operating principles.

        Management shall ensure that an adequate system of internal controls is in place, properly maintained, and followed.

Accounting and Financial Reporting

        Titan managers and supervisors who are involved in, or who affect accounting and financial reporting activities, need to ensure that their employees are properly trained and follow established company policies and procedures, and generally accepted accounting principles to include the following:

  •
  Ensure the integrity of Titan's accounting books, records and reports.

  •
  Comply with all Titan accounting policies and procedures including the company's established and disclosed cost accounting practices.

Time Charging, Expense Reports, and Billings

        Titan managers and supervisors who are involved in reviewing and approving time cards, expense reports, and billing need to ensure that their employees are properly trained and follow established company policies and procedures, and applicable regulations.

Time Charging

        It is imperative that employees accurately record their time worked in accordance with established company procedures. It is equally important that labor hours are recorded against the contract, job number or activity against which the work was actually performed. Misrepresenting one's time charges is strictly prohibited.

        All Titan employees are required to prepare and submit timely and proper time cards. Mischarging of time is a serious violation of Titan's Standards of Conduct and could result in the commission of an illegal act.

Expense Reports

        Titan employees are expected to prepare expense reports in a timely, accurate and truthful manner. Only expenses properly incurred and substantiated for Titan business purposes should be submitted for reimbursement. Titan managers, as approvers of expense reports, are expected to ensure their employees adhere to established company policies and procedures.

Billings

        Titan managers and supervisors should ensure that costs are properly classified and allocated in compliance with pertinent government accounting regulations (when contracting with the government), including:

  •
  Cost Accounting Standards

  •
  Cost principles governing cost allowability.

  •
  Contract clauses and other provisions governing payments and billings.

  •
  Titan's disclosed cost accounting practices.

        Titan managers and supervisors should ensure that all billings to customers accurately reflect the actual amount due for the supplies or services rendered and are properly screened for any unallowable or otherwise non-billable costs or fees.

Conflicts of Interest

        Conflict of interest situations arise when a person in a position of trust is involved in a private interest that conflicts with the responsibilities of that position of trust. Conflict of interest situations are particularly sensitive because perceptions are as important as are real facts of the situation. Employees must be aware of and avoid any situations when performing their job that might impair or even appear to impair their ability to be fair and objective. In other words, we should avoid even the appearance of a conflict of interest. We should also be alert to and avoid situations that could cause a customer's employee to violate his or her own standards of conduct.

Gifts, Gratuities and Entertainment

        Titan's systems and services are offered solely on the basis of quality, performance and price. No director, employee, or consultant can give gifts, gratuities or favors of significant value to a customer, supplier or anyone else if it could reasonably be viewed as being done to gain preferential treatment or business advantage. Such an act would constitute a serious violation of Titan's standards of conduct, and could also be a violation of civil and criminal laws.

To Government Personnel:

        It is important to remember that federal, state, and local laws and regulations govern our relations with government customers and suppliers that prohibit or modify the customary practices governing our relations with commercial accounts. Persons employed by federal, state, and local government departments and agencies are by law and regulation restricted from accepting entertainment, meals, gifts, gratuities and other items of value from companies and persons with whom those departments and agencies do business or over whom they have regulatory authority. Accordingly, it is Titan's policy that employees not provide or offer gifts, gratuities, entertainment or favors to government customers or officials, including the purchase of meals, when the action may result in a conflict of interest (or an appearance of a conflict of interest), such as an attempt to influence a contract award, or a violation of the government employee's own rules. Permissible exceptions are providing items of nominal values such as a coffee mug, and refreshments, such as drinks, coffee and donuts on an occasional basis in connection with business activities.

        From time to time, Titan may be required to host symposia or meetings which involve working lunches or dinners served on Titan premises. Government employees and other customers will be afforded a proper opportunity to pay a fair and equitable amount for the cost of such services to avoid all appearances of a conflict of interest.

To Non-Government Personnel:

        In dealings with customers and suppliers, other than the government, commonly accepted business customs will dictate acceptable practices provided they comply with all pertinent laws as well as the general spirit of this standard. As long as it does not violate the standards of conduct of the recipient's organization, it is an acceptable practice to provide meals, refreshments and entertainment of reasonable value in connection with business discussions with non-government personnel. Gifts, other than those of reasonable value to private individuals or companies, are strictly prohibited.

To Foreign Customers, Government Personnel and Public Officials:

        The Foreign Corrupt Practices Act ("FCPA") provides that no company officer, director, employee or consultant may give meals, gifts, gratuities, entertainment or any other things of value to personnel of foreign governments, foreign public officials, or foreign political parties for the purpose of influencing an official act or decision in order to obtain or retain business for the company or to secure any improper advantage. You may, however, provide foreign customers with ordinary and reasonable meals and small token gifts but only if they are in good taste, are permitted by applicable local law, and are permitted by the customer's own policies and procedures. Any other entertainment, and any type of travel at company expense, must be approved in advance by the sector FCPA lead. Gifts and meals must be customary in type and value in the marketplace in the recipient's country. Gifts may only be made as a courtesy or token of regard or esteem, or in return for hospitality. Under no circumstances are gifts be made in cash.

Employees and consultants who are involved in international business must become familiar with the company's policies implementing the FCPA.

        Any employee who is uncertain about the scope of these laws should seek assistance from his or her sector FCPA lead, the Sector General Manager, the Vice President of Compliance & Ethics, or Corporate Legal Counsel.

From Suppliers

        No employee shall solicit gifts, gratuities, entertainment or favors of any kind from suppliers or potential suppliers to the company. However, acceptance of meals, refreshments, promotional items and other similar business courtesies that are of reasonable value and consistent with commonly accepted business customs is permitted, provided that such practices comply with applicable laws and the general spirit of this Code of Ethics. Employees are expected to exercise good judgment to ensure that even the appearance of impropriety is avoided. Any questions should be directed to the employee's supervisor or the Vice President of Compliance & Ethics.

        All offers of gifts, gratuities, or favors from suppliers, other than those permitted under this Code of Ethics, must be reported immediately to one's supervisor; such offers may be accepted only upon prior approval by the Vice President of Compliance & Ethics or corporate legal counsel. Our suppliers also are encouraged to report to us any solicitations by employees of gifts, gratuities or favors.

Employment of Former Government Employees

        Government laws provide for statutory bars on certain activities of former government employees for specified periods of time. In addition, former government employees and armed services officers have statutory reporting requirements concerning their responsibilities in their new employment. The company requires that all such employees comply with their respective reporting requirements and other fiduciary responsibilities under the laws. It is also the responsibility of all employees to be alert to and avoid situations which could compromise a fellow employee's compliance with these laws.

        Any employee who is uncertain about the scope of these laws should seek assistance from Corporate Legal Counsel.

Outside Activities

        Employees are prohibited from holding positions as an owner, officer, employee, director or any other position in another business enterprise if the commitment or enterprise:

  •
  Is a customer of or supplier to Titan.

  •
  Is a competitor of Titan.

  •
  Will interfere with the proper discharge of the employee's duties at Titan or involve obligations which conflict with the interests of Titan.

        Participation in a private business or professional activity or any material, private financial interest, including related party transactions, which may conflict with the legal, fiduciary or other interests of Titan, is prohibited. Prior to entering into any such activity or transaction, full written disclosure of all such outside activities must be made to an employee's direct supervisor, who will forward the disclosure through the Sector General Manager to the Vice President of Compliance & Ethics, and written approval must be received from the Vice President of Compliance & Ethics before undertaking activities of this nature.

Confidential or "Inside Information"

        Officers and Directors of Titan must comply with Securities and Exchange Commission (SEC) requirements for reporting of and timing of in the company's stock. Corporate Legal Counsel should review these transactions prior to execution.

        Any employee having access to confidential or "inside information" not available to the general public, or special knowledge acquired in the course of business in Titan, must not disclose such information to others or use the information for private gain for themselves or others. For example, any person with such information must not capitalize on it by trading in the stock of Titan or another company before the information is available to the public.

Employment of Relatives or Persons in the same Household

        Titan does not prohibit the hiring of persons (either as employees or consultants) related to current employees or persons living in the same household. However, if an employee's relative or a person living in the same household will be hired as an employee or consultant, the Vice President of Compliance & Ethics shall be notified prior to an offer of employment and the nature of the relationship disclosed so that an assessment of any potential conflict of interest may be made. A conflict of interest exists if your spouse or partner also works at Titan and is in a reporting relationship to you. Employees should not supervise nor be in a position to influence the hiring, work assignments or assessments of someone with whom they have a close personal or familial relationship.

Political Contributions

        Federal laws and certain foreign, state and local laws prohibit a corporation from making a contribution to candidates, campaigns or political parties. Accordingly, Titan will make no direct or indirect contribution of company funds to candidates, campaigns or political parties that are forbidden by law.

        All directors, employees and consultants may engage in political activities in an individual capacity on such person's own personal time and expense.

Competitive Information

        Directors, employees and consultants will not use improper means of gathering information about competitors. Illegal or unethical competitive practices such as obtaining or possessing unauthorized proprietary or competitive sensitive information from competitors or customers are prohibited. The misrepresentation of oneself or situation in order to obtain competitor's information is unacceptable and a violation of these Standards of Conduct.

Purchasing

        Materials, supplies, consulting and other services will be purchased from qualified suppliers meeting the price, performance, quality and delivery schedule requirements of Titan.

        Purchasing activities will:

  •
  Meet the highest ethical standards in all areas such as source selection, awards, and negotiation.

  •
  Comply with applicable government regulations and contract provisions.

  •
  Have proper internal controls and compliance monitoring.

  •
  Accept for use only those goods that meet contract specifications and pass required inspection procedures.

  •
  Maintain and encourage competition.

  •
  Comply with the guidelines on gifts, gratuities and entertainment in this Code.

        All offers of gifts, gratuities, or favors from suppliers must be reported immediately to one's supervisor. Our suppliers are also encouraged to report to us any solicitations by employees of such gifts, gratuities or favors.

Contracting and Pricing

        Employees and consultants who have responsibility for contracting and pricing of Titan products and services will:

  •
  Comply with all government procurement rules and regulations (when proposing to the government) governing contracting and pricing activity, including compliance with the provisions of the Truth In Negotiations Act which requires current cost or pricing data and certification that the data are current, complete and accurate.

  •
  Comply with Titan's established and disclosed cost accounting practices.

  •
  Adhere to cost accounting standards and the cost principles governing cost allowability (when contracting with the government).

  •
  Establish competitive prices and costs which fairly and realistically reflect all aspects of what is involved to deliver the final product or service to our customers.

  •
  Conduct negotiations in a competitive but ethical and business-like manner.

Company and Customer Resources

        It is the responsibility of each director, employee, and consultant to protect and conserve Titan and customer resources. These resources include, but are not limited to, business opportunities which are discovered through the utilization of Titan property, information or position. Such business opportunities belong to Titan and may not be taken by individuals for personal gain. Any such opportunities must first be offered to Titan through an employee's manager or supervisor before any act is taken for personal benefit. If Titan expressly agrees in advance in writing, an employee may take such a business opportunity personally. However, no one may engage in an activity directly in competition with Titan.

Property

        Unauthorized use of company or customer property for other than official company (or customer) business is prohibited. Property includes but is not limited to assets such as equipment, cash, buildings, technology, software and data.

        All Titan property must be safeguarded from misuse, loss or destruction, and accurately and completely accounted for on the books and records of Titan. All employees have the obligation to protect and conserve company property.

        Customer property in the possession of Titan should be safeguarded and conserved in the same manner as company property, unless special customer property require additional procedures, in which case such requirements will apply.

Proprietary Information, Copyrights and Inventions

        All employees are obligated to:

  •
  Not remove from their former place of employment any information that is or might be considered private or proprietary by that employer, such as books, computer printouts, notes and trade secrets, unless authorized in writing to do so by official representatives of the employer.

  •
  Not disclose or use Titan or customer private or proprietary information except as required by the normal business activity of Titan.

  •
  Not take, disclose, or use Titan or customer private or proprietary information upon terminating employment with Titan unless authorized to do so in writing by Corporate Legal Counsel.

  •
  Disclose in writing to Titan, inventions, copyrights, developments and discoveries conceived or reduced to practice during employment with Titan, which affect in any manner the existing or contemplated business or research activities of Titan, or result from employment at Titan, or result from the use of Titan's time, materials, or facilities. All such material is to be treated as the sole and exclusive property of Titan.

Corporate Records

        It is essential to the basic integrity of the company to represent accurately, truthfully and completely records normally and customarily maintained by a business concern. Directors, employees and consultants have a responsibility to preserve and maintain the integrity of Titan records with due care and diligence. Statements and representations to authorized representatives of the government, auditors or other authorized outside persons should be treated in the same manner as corporate records.

        All corporate records for which directors, employees and consultants are responsible must accurately reflect and be a fair presentation of the activity they record and reflect the nature and purpose of the activity. No false or inaccurate entries shall be made in Titan's records for any reason.

        The term "records" as used here includes, without limitation, the following: time cards or other time-reporting documents, invoices and related billing documents, travel and business meeting expense reports, property or asset registers and accounting or other financial records.

        Employees and consultants who are authorized to make expenditures on behalf of the company must ensure that they maintain complete records and that all transactions are properly authorized, approved, and recorded.

        Accurate record keeping is very important in connection with all business transactions.

Record Retention

        Titan has adopted specific document retention policies with which all directors, employees and consultants must comply. The retention policies apply to hard copy documents and records, mechanical, electronic and magnetic records, correspondence, memoranda, electronic mail, invoices, contracts, agreements, orders, notes and drafts.

        Before corporate records are destroyed, responsible employees must consult with their managers to assure compliance with the company's record retention policies. Documents relevant to any pending, threatened, or anticipated litigation, investigation or audit should not be destroyed for any reason until expressly authorized by the responsible representative of the Corporate Legal Counsel's office.

International Business

        Social customs and laws vary widely among countries. Specific U.S. federal laws and regulations govern the conduct of international business. Occasionally, foreign customs and laws may conflict with the laws of the United States. Titan will comply with the laws of the United States and the laws of countries in which it does business, to the maximum extent permissible by United States law. We will not participate in any activity that supports international restrictive trade practices such as international boycotts, or agreements to refuse to deal with potential or actual customers or suppliers. Where common practice accepts a standard of conduct lower than ours, Titan will adhere to its own standards of conduct. Employees involved in international business matters must be aware of and strictly adhere to applicable trade embargoes and anti-boycott provisions.

        In addition, employees and consultants must be aware of and comply with the U. S. Foreign Corrupt Practices Act ("FCPA") as well as applicable anti-bribery laws of other countries. The FCPA prohibits the direct and indirect payment, or the offer, promise, or authorization of a payment, or anything of value to a foreign government official for the purpose of influencing an official act or decision in order to obtain or retain business, or secure any improper advantage. The FCPA also requires Titan to maintain accurate and complete financial books, records and accounts, as well as a system of due diligence and internal controls to ensure such accuracy and completeness. Violation of the FCPA can bring severe penalties. Because of the complexity of law in this area, the company has developed and issued policies implementing the FCPA.

It is mandatory that all employees and consultants involved in international business become familiar with these policies.

        Export of Titan's products, and disclosure of the technology involved in such products are subject to export regulations. It is essential that Titan comply with all export licensing requirements by obtaining permits and approvals from appropriate governmental agencies.

        If in doubt, Titan's Vice President of Compliance & Ethics Officer should be consulted on any of the above matters.

Antitrust

        Antitrust laws are designed to protect and promote free and fair competition. Such antitrust laws apply in the U.S. and other countries where Titan does business. The laws prevent unfair restraint of trade through practices such as price fixing, unfair customer exclusion, supplier or customer boycotts, or other limitations of production and sales. While expected to compete vigorously, Titan employees must also compete fairly and in compliance with U.S., state and relevant foreign antitrust provisions. Employees dealing with other competitors are expected to know the U.S. and other applicable antitrust law which may apply and consult with Corporate Legal Counsel if their actions might be in violation of such law. The penalties for violations of antitrust law may be severe and imposed against both Titan and the individual employees involved.

Community and Environment

        As a corporate citizen of this nation and a member of the many communities in which we do business, we have an obligation to obey all laws and to behave in a responsible, ethical manner. All employees share this responsibility in the conduct of their daily activities at Titan. We should also respect the environment of these communities and exercise good judgment concerning the impacts of buildings, waste disposal, land use and other factors which may be adverse to those environments.

Employee Safety

Drugs and Narcotic Substances

        Any use or possession of illegal drugs and narcotic substances by Titan employees is strictly prohibited. Drug abuse threatens the welfare of other employees and is detrimental to the Titan work environment and work ethic.

        Federal laws prohibit the use or possession of illegal drugs and narcotics. Under no circumstances may such drugs or substances be brought onto Titan premises.

Safety in the Workplace

        It is the intent of Titan to provide a safe work environment for its employees. Firearms, explosives and other hazardous materials or items not authorized or related to job performance are prohibited on Titan premises. All employees must exercise due care in the use, handling and storage of hazardous materials and equipment authorized and required in the course of their work. The safety and welfare of the individual and others should be of paramount concern. Adherence to applicable Federal and local safety laws and regulations and Titan safety rules and precautions are required.

Administration of Codes & Standards

Organization

        The Presidents and General Managers of each segment or business unit and Corporate Officers have responsibility for ensuring that Titan's Ethics Program is effectively communicated to their employees. In close coordination with Titan's Vice President of Compliance & Ethics and Vice President of Human Resources, General Managers and their designees will implement employee education, training and awareness programs. On an annual basis, General Managers will ensure that employees sign a statement affirming that they have received, read and understand the Code of Ethics and Standards of Conduct. The affirmation statement should be retained in the employee's personnel folder.

Compliance & Ethics Officer

        The Board of Directors of Titan has appointed a Corporate Vice President of Compliance & Ethics as the officer responsible for the compliance and ethics duties of the company, including the administration of these Codes and Standards. This position reports directly to the Chief Executive Officer of the Corporation and indirectly to the Governance Committee of the Board of Directors The Vice President of Compliance & Ethics, together with the Vice President of Human Resources and Presidents and General Managers of each segment or business unit will ensure regular self-monitoring of compliance by all corporate and business units with these Codes.

Corporate Compliance & Ethics Council

        A Corporate Compliance & Ethics Council has been established by the Board of Directors to have overall administrative responsibility for Titan's Codes and Standards and related policies. The Corporate Compliance & Ethics Council members consist of members of Titan's most senior management

        The company's Vice President of Compliance & Ethics will report on the activities of the Corporate Compliance & Ethics Council to the Governance Committee of the Board of Directors, which has oversight responsibility for systems of compliance, monitoring and enforcement of Titan's codes, standards, and related policies. The Corporate Compliance & Ethics Council will be responsible for establishing policies and procedures relating to any complaints of misconduct or incidents reported to management directly or via the Ethics Hotline.

        Titan's Internal Audit Department shall review and monitor the company's administration and compliance with the Code of Ethics and Standards of Conduct, as well as related policies, and in consultation with the Vice President of Compliance & Ethics, will make recommendations to management and the Corporate Compliance & Ethics Council for improving the effectiveness of the Compliance & Ethics Program. In support of Titan's Audit Committee, Internal Audit shall investigate complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and communicate the results of its investigation directly to the Audit Committee, as well as to the Corporate Compliance & Ethics Council, and the Vice President of Compliance & Ethics.

Violations

        It is important that all Titan employees exercise diligence and good common sense in carrying out their daily responsibilities. Careless or deliberate violations of the company's codes or standards may result in serious consequences for Titan and its employees. Any employee charged with a violation of these standards will be given an opportunity to explain his or her conduct before a decision on corrective action is made. Actions that may be taken by Titan for misconduct include one or any combination of the following:

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  Require the employee to seek professional counseling/rehabilitation.

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  A warning or reprimand which may be entered into the employee's personnel file.

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  Probation.

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  Reimbursement to the company for losses or damage.

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  Suspension.

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  Demotion.

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  Employee dismissal.

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  Civil or criminal prosecution.

        When an independent review determines that a violation of law or regulation has occurred, the matter will also be reported to government agencies pursuant to procedures established by Titan.

Assistance and Information

        Questions concerning ethics and conduct may be addressed to any of the following staff persons. Employees are encouraged to seek assistance as required.

Management

        Your immediate supervisor or manager is available to you for any questions or concerns in regard to compliance with our policies. If, for any reason, it is not appropriate to approach your supervisor or manager, any of the following may be consulted:

General Managers

        General Managers or a designated representative at the employee's segment of Titan will be available to assist you with your questions or concerns.

Compliance & Ethics Officer

        Titan's Vice President of Compliance & Ethics can provide assistance with information and interpretations of the provisions contained within our codes and standards.

The Titan Ethics Hot Line

        The Titan hot line may be used to obtain advice concerning any ethics or conduct issue.

Reporting Violations

        Any Titan director, employee or consultant who becomes aware of any matter that involves a potential violation of any provision of this Code and Standards of Conduct has an affirmative responsibility to report the matter immediately to his or her manager or supervisor, to the Vice President of Compliance & Ethics, or to the Ethics Hotline.

        The procedures for addressing suspected violations may include:

  •
  If circumstances permit, advise the person who is suspected of wrongdoing that he or she is violating Titan policy or procedures and that corrective action should be taken immediately.

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  If the situation is not completely or satisfactorily corrected immediately, the matter should be reported to the employee's supervisor for correction; or

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  If it is not practical under the circumstances to report it to the employee, or the employee's supervisor, the situation should be addressed to the Vice President of Compliance & Ethics. In the alternative, you may report a suspected violation directly to the Hotline (see below).

  •
  If any employee unintentionally violates Titan's codes or standards, the employee should immediately seek assistance as required from any of the above-mentioned sources for proper resolution.

        Employees who report violations may do so verbally or in writing. All reports of violations:

          1.     Will be treated in confidence unless the employee otherwise agrees or disclosure is required by law. Titan will protect the identity of the person suspected of wrongdoing to the extent possible unless the violation is proved and results in disciplinary or legal action.

          2.     Will be properly investigated and corrective action taken if the reported violation appears to be valid.

          3.     Will result in a response to the reporting employee as to whether the matter will be investigated or dismissed for reason.

        Written reports of violations should be addressed to the Vice President of Compliance & Ethics at ethics@titan.com. Oral reports may be made in confidence over the Ethics Hotline at (800) 916-0727 (703-434-4750).

        It is Titan's policy to encourage reporting of misconduct where it exists. Titan will protect employees who report instances of misconduct against any retribution, discrimination or other adverse consequences of making such a report. It shall be a violation of this Code for any employee to retaliate in any way against any person for reporting in good faith any suspected violation.

Reporting of Concerns Regarding Accounting, Internal Controls and Auditing

        In addition to the reporting methods discussed above, accounting, internal controls, or auditing concerns can be raised to the Vice President of Internal Audit anonymously. This includes submission of inquiries regarding questionable accounting or auditing matters. If you wish to raise a concern, you should call the Ethics Hotline at (800) 916-0727 (703-434-4750) or send an email to ethics@titan.com. Your concern will then be promptly communicated to the Vice President of Internal Audit. Complaints relating to Titan's accounting, internal accounting controls or auditing matters will be referred to the members of the Audit Committee.

STATEMENT OF AFFIRMATION

        I have received and read the TITAN Code of Ethics and Standards of Conduct booklet. I understand that I have an ongoing obligation and requirement to:

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  Report all improper conduct, inadvertent or otherwise;

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  Report all actual or apparent conflicts of interest;

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  Seek clarification or counsel from my supervisor if unsure of my obligations and requirements;

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  Provide a full written disclosure to TITAN of any outside business activities.

        I understand that I have an affirmation responsibility to immediately report to my supervisor, manager, or the Corporate Vice President for Compliance & Ethics any matter that involves a potential violation of any provision of the Code of Ethics and Standards of Conduct. I will abide by the TITAN Code of Ethics and Standards of Conduct.

Name (print)

Signature

Date

ANNUAL MEETING OF STOCKHOLDERS OF
THE TITAN CORPORATION
JUNE 7, 2005

PROXY VOTING INSTRUCTIONS

MAIL:—Date, sign and mail your proxy card in the envelope provided as soon as possible.

-or-

TELEPHONE:—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-or-

INTERNET:—Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

    COMPANY NUMBER

    ACCOUNT NUMBER

        You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time June 6, 2005

        Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ITEMS LISTED BELOW.
UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST "FOR" ITEMS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE ☒

  1.
  Election of Directors

  ☐
  FOR ALL NOMINEES

  ☐
  WITHHOLD AUTHORITY FOR ALL NOMINEES

  ☐
  FOR ALL EXCEPT
  (See instruction below)

  ☐
  Michael B. Alexander

  ☐
  Edward H. Bersoff

  ☐
  Joseph F. Caligiuri

  ☐
  Peter A. Cohen

  ☐
  Susan Golding

  ☐
  Robert M. Hanisee

  ☐
  Robert E. La Blanc

  ☐
  Anthony J. Principi

  ☐
  Gene W. Ray

  ☐
  James Roth

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒
  2.
  RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005                   FOR ☐          AGAINST ☐          ABSTAIN ☐

        To change the address on your account, please check the box at right and
Indicate your new address in the address space above. Please note that
Changes to the registered name(s) on the account may not be submitted via this method.                   ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE: Please sign exactly as name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	PROXY

THE TITAN CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, JUNE 7, 2005

        Dr. Gene W. Ray and Mr. Mark W. Sopp or either of them, with power of substitution, are hereby appointed proxies at the 2005 Annual Meeting of Stockholders of THE TITAN CORPORATION to be held June 7, 2005, or at any adjournment or adjournments thereof, to represent and to vote all shares of common stock of said corporation which the undersigned would be entitled to vote if personally present, upon matters specified on the reverse side and upon such other matters as may properly come before the Meeting, and any prior proxy to vote at such meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

        You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ON THE REVERSE AS DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

QuickLinks

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF THE STOCKHOLDERS JUNE 7, 2005 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
OWNERSHIP OF THE COMMON STOCK OF THE TITAN CORPORATION
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CODE OF ETHICS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
MANAGEMENT
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION SUMMARY TABLE
OPTION GRANTS IN LAST FISCAL YEAR (A)
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE(A)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN Among The Titan Corporation, New York Stock Exchange Market Index and Industry Group Index
Proposal 2
RATIFICATION OF SELECTION OF AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
PRE-APPROVAL POLICIES AND PROCEDURES
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS
2006 ANNUAL MEETING OF STOCKHOLDERS
FINANCIAL STATEMENTS
APPENDIX A
AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION
APPENDIX B
CODE OF ETHICS BOOKLET